EXHIBIT 10.1

LEASE AGREEMENT

BETWEEN

PACIFIC COMMONS OWNER, LP,
a Delaware limited partnership, AS LANDLORD

AND

BLOOM ENERGY CORPORATION,
a Delaware corporation AS TENANT

44408 Pacific Commons Blvd., Fremont, California

LEASE AGREEMENT

This Lease Agreement ("Lease") is made and entered into as of March 13, 2021 (“Reference Date”), by and between PACIFIC COMMONS OWNER, LP, a Delaware limited partnership ("Landlord") and BLOOM ENERGY CORPORATION, a Delaware corporation ("Tenant").

BASIC LEASE PROVISIONS

Premises:    Approximately 164,293 rentable square feet as shown on Exhibit A attached hereto (the "Premises") consisting of the entire interior of the Building (as defined below). Notwithstanding the foregoing, except to the extent expressly provided herein, Tenant shall not have any rights to the roof, exterior walls, building systems or utility raceways of the Building.
Project:    "Pacific Commons South" consisting of a ten (10) building industrial project (the "Project") as further set forth on Exhibit A-1 attached hereto. The Project consists such buildings, the legal parcel on which such buildings are situated, and the other improvements located thereon.
Building:    The industrial building commonly known as "Building 9" located at 44408 Pacific Commons Boulevard in the City of Fremont, County of Alameda, State of California (the "Building").
Proportionate Share of Project:    9.56% (i.e., 164,293 RSF of the Premises / 1,718,490 RSF of the Project). Proportionate Share of Building:    100%.
Lease Term:    Beginning on the Commencement Date and ending on February 28, 2029. Commencement Date:    August 1, 2021 (the “Commencement Date”). See Paragraph 1(c).
Option to Extend:    See Paragraph 46 herein.
Monthly Base Rent:    The monthly Base Rent during the initial Lease Term shall be as follows:

Initial Estimated Monthly Operating Expense Payments:

Period of Lease Term:    Monthly Base Rent: 8/1/21 – 9/30/21        $0.00 per month
10/1/21 – 7/31/22    $94,468.48 per month
8/1/22 – 7/31/23    $194,605.11 per month
8/1/23 – 7/31/24    $200,443.26 per month
8/1/24 – 7/31/25    $206,456.56 per month
8/1/25 – 7/31/26    $212,650.26 per month
8/1/26 – 7/31/27    $219,029.77 per month
8/1/27 – 7/31/28    $225,600.66 per month
8/1/28 – 2/29/29    $232,368.68 per month
$54,216.69 per month. Such amount does not include utilities, which are to be paid separately in accordance with Paragraph 7 herein.

Prepaid Rent:    $148,685.17 (which amount represents one (1) month of initial Base Rent and initial estimated Operating Expenses) (the "Prepaid Rent").
Letter of Credit:    $1,133,622.
Permitted Use:    General industrial and warehouse use for manufacturing, assembly, storage, distribution and sales (but limited to wholesale sales) of products and merchandise made and/or distributed by Tenant, and incidental office and administrative use related thereto, and subject to Legal Requirements, research and development, and all related legal uses (the "Permitted Use").

Tenant's Notice Address:    Bloom Energy Corporation
4353 No. First Street San Jose, CA 95134 Attn: General Counsel
Landlord's Notice Address:    Pacific Commons Owner, LP
c/o Overton Moore Properties 19700 S. Vermont Ave., #101 Torrance, CA 90502
Attn: Timur Tecimer
Brokers:    CBRE, Inc. (Landlord's broker) and
Jones Lang LaSalle Americas, Inc. (Tenant's broker) Improvement Allowance:    See Exhibit C attached.
Addenda:    Addendum 1 (Rules and Regulations);
Exhibit A (Site Plan of Premises including Outside Yard Area); Exhibit A-1 (Depiction of Project)
Exhibit B (Base Building Specifications); Exhibit C (Tenant Work Letter);
Exhibit D (Initial HazMat Certificate); Exhibit E (Signage Criteria);
Exhibit F-1 (Contractor Rules and Regulations);
Exhibit F-2 (Energy and Sustainability Construction Guidelines and Requirements)
Exhibit G (Form of Letter of Credit)
Exhibit H (Form of Subordination, Non-Disturbance and Attornment Agreement)

LEASE

1.Granting Clause; Delivery/Early Access; Lease Term.

(a)In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

(b)Subject to all Legal Requirements (as defined below), Landlord shall deliver the Premises to Tenant one (1) business day after the mutual execution and delivery hereof (the “Delivery Date”). For the period from the Delivery Date until the day preceding the Commencement Date (“Early Entry Period”), Tenant shall have the right to enter the Premises solely for the purposes of performing inspections of the Premises, performing the Tenant Improvements (as defined in Exhibit C attached hereto and incorporated by reference herein (the “Work Letter”) and installing Tenant's racking, furniture, fixtures and equipment at the Premises, provided Tenant has delivered to Landlord the Prepaid Rent, an original of the Letter of Credit, as well certificates of the insurance required to be carried by Tenant pursuant to the provisions of this Lease. Landlord hereby informs Tenant that the Base Building Improvements have been completed and that the Premises are ready for delivery to Tenant. Such early access to the Premises will not, in and of itself, advance the Commencement Date. During the Early Entry Period, all of the provisions of this Lease shall apply to Tenant, including, without limitation, the indemnities set forth in this Lease, but excluding only the obligation to pay Base Rent and Operating Expenses until the Commencement Date has occurred, whereupon Base Rent and Operating Expenses shall immediately commence. Notwithstanding anything to the contrary herein, Tenant shall be responsible for payment of all utility costs which are attributable to Tenant's activities at the Premises during the Early Entry Period, and Tenant shall pay such costs to Landlord within thirty (30) days after receipt of written demand. During the Early Entry Period, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees (each, a "Tenant Party" and collectively, the "Tenant Parties"). Landlord shall have the right to post appropriate notices of non-responsibility in connection with any early entry by Tenant. Notwithstanding anything to the contrary contained in this Lease, if for any reason other than due to the act or omission of Tenant and/or Force Majeure events, Landlord has not delivered the Premises to Tenant by the date that is twelve (12) months following the first business day after the mutual execution and delivery of this Lease (“Outside Delivery Date”), then Tenant shall have the right, but not the obligation, by written notice to Landlord given at any time after the Outside Delivery Date but prior to the date that Landlord delivers the Premises to Tenant in accordance with the applicable terms of this Lease, to terminate this Lease as of the date of Tenant’s notice, in which case neither party shall have any further rights or obligations hereunder, this Lease shall be null and void and of no further force and effect and Landlord promptly shall return to Tenant the Letter of Credit and refund to Tenant all sums paid by Tenant to Landlord in connection with Tenant’s execution of this Lease.

(c)The term of this Lease (the "Lease Term") shall commence on the Commencement Date specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months provided in the Basic Lease Provisions; provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. After the Commencement Date, Tenant shall, within ten (10) business days after receipt of written demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date and the expiration of the Lease Term. From and after the Commencement Date, subject to compliance with Legal Requirements, Tenant shall have the right to access the Premises and utilize the Common Areas for their intended purposes twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

2.Acceptance of Premises.

(a)Subject to Landlord's Construction Warranty (as defined below), Tenant acknowledges and agrees the Premises will be delivered in, and Tenant shall accept the Premises on the Delivery Date in, its "as- is" condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein, except that Landlord shall disburse the

Tenant Improvement Allowance in accordance with the terms of the Tenant Work Letter, and shall cure any violation of Legal Requirements in any portion of the Base Building Improvements to the extent such violation prevents the issuance of any permits required to be obtained by Tenant in connection with the construction of the Tenant Improvements (provided in no event shall the absence of Building systems as part of the Base Building Improvements be considered a violation of Legal Requirements for purposes of this paragraph and further provided that in no event shall Landlord be required to make changes or modifications to the Base Building Improvements to comply with Legal Requirements to the extent such compliance or non-compliance is triggered by the type or layout of any Tenant Improvements, Tenant-Made Alterations, Bloom Boxes, Generators, utilities or other improvements performed by or on behalf of Tenant, or any particular use of the Premises by Tenant [as opposed to Legal Requirements applicable generally to office/industrial/warehouse buildings in the market area] or the installation of any furniture, fixtures or equipment by Tenant, Tenant hereby acknowledging that all Legal Requirements triggered by the same are Tenant's sole responsibility). Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Tenant acknowledges and agrees that by taking possession of the Premises it shall be conclusive evidence that, subject to Landlord's Construction Warranty: (i) Tenant has inspected and accepted the Premises in an "As-Is, Where-Is" condition, (ii) the Base Building Improvements are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (iii) the Premises are in good and satisfactory condition at the time Tenant takes possession thereof, (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord except as otherwise expressly set forth in this Lease, and (v) there are no representations or warranties except as expressly set forth in this Lease, or implied or statutory warranties that extend beyond the description of the Premises. Except as provided in Paragraph 10 of this Lease and Paragraph 2(c) below, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. Subject to Landlord’s Construction Warranty, the taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in the required condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10.

(b)    The Building was constructed in substantial accordance with the specifications attached hereto as Exhibit B (the "Base Building Specifications"). Landlord shall deliver the Premises to Tenant on the Delivery Date, and Tenant shall accept delivery of the Premises, in such condition. The work performed by Landlord as described in such Base Building Specifications shall be referred to herein as the "Base Building Improvements". For the avoidance of doubt, the Building has been constructed in "cold shell" condition without HVAC or other Building systems except for (i) the ESFR system to the extent described in Exhibit B, and (ii) the restrooms serving the Building. In addition, included in the Base Building Improvements are any existing office improvements in the office area consisting of approximately square feet located at the NE corner of the Premises.

(c)    Subject to the terms and conditions of this Paragraph 2(c), Landlord warrants ("Landlord's Construction Warranty"), for a period of twelve (12) months following the Commencement Date, that (I) the ESFR system of the Building shall be in good working order and repair; (II) the Building is equipped with an electrical pull section to accommodate up to 4,000 amps of electrical capacity, and the connection is 800 amps of electrical service to the Building; (III) the Building shall be water protected pursuant to industry standard (including, without limitation, the roof and roof membrane, subject to Tenant's building penetrations and installations and other work); (IV) the structural elements of the Building and the restrooms and the office portion of the Building were constructed in compliance with applicable Legal Requirements (including without limitation, the Americans With Disabilities Act) in effect as of the date of this Lease (but without regard to any Legal Requirements triggered by the remainder of Building systems [other than the ESFR system] to be installed by Tenant, the Tenant Improvements [including the layout of Tenant Improvements], Tenant-Made Alterations, Bloom Boxes, Generators, utilities or other improvements performed by or on behalf of Tenant, or any particular use of the Premises by Tenant [as opposed to Legal Requirements applicable generally to office/industrial/warehouse/manufacturing buildings in the market area] or the installation of any furniture, fixtures or equipment by Tenant, Tenant hereby acknowledging that all Legal Requirements triggered by any of the same being Tenant's sole responsibility);and (V) the Base Building Improvements (including without limitation the floor slab) will be free from material defects in workmanship and materials and otherwise in a good and working condition. If there is a breach of Landlord's Construction Warranty, Landlord shall, following timely written notice from Tenant identifying such breach with reasonable specificity, as Tenant's sole and exclusive remedy, perform the work (at Landlord’s sole cost and expense and without right of reimbursement from Tenant) reasonably necessary to cure such breach in Landlord's Construction Warranty. In connection with the performance of any such warranty work, (a) subject to the terms and conditions of the Lease, Landlord shall have the right to enter upon the Premises and/or into the Building with reasonable prior notice at any time during business hours (except that Landlord may enter at any time, without notice, in case of an emergency) to perform such work, and in no event shall the performance of such work by Landlord entitle Tenant to any abatement of rent or other compensation so long as Landlord uses commercially reasonable good faith efforts to minimize any material interference with Tenant's access to or use of the Premises for Tenant's normal business operations as a result of the performance of any such work; and (b) Tenant shall cooperate with Landlord in identifying the defect in question. Notwithstanding the foregoing, Landlord's Construction Warranty shall not apply with respect to defects or damage arising due to work performed by Tenant (including, without limitation, the Tenant Improvements and/or any Tenant-Made Alterations) and/or the negligence or willful misconduct of Tenant and/or any Tenant Party. If Tenant does not deliver written notice to Landlord of any breach of Landlord's Construction Warranty on or before the aforementioned 12-month period, then Tenant shall be deemed to have inspected and accepted the Premises in their present condition and Landlord shall have no further obligation to correct such condition under this Paragraph 2(c), but rather such condition shall be subject to the repair, maintenance and replacement obligations of Landlord and Tenant as expressly set forth in the Lease.

3.    Use.

a.Subject to Tenant's compliance with all zoning ordinances and Legal Requirements, the Premises shall be used only for the Permitted Use and for no other use. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sales on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, fumes, smoke, dust, gas, noise, or vibrations to emanate from the Premises in violation of applicable Legal Requirements, or take any other action that would constitute a nuisance or would unreasonably disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage (except in the Outside Yard Area, defined below), including without limitation, storage of trucks, vehicles or any of Tenant's personal property, products or merchandise, is strictly prohibited without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not bring upon the Premises or any portion of the Building or Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, or any other illicit drug under either State of California or United States law, regardless of the legality or illegality of the same.

b.Subject to Landlord's Construction Warranty, Tenant, at its sole expense, shall comply with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants, conditions and restrictions and all other matters of record now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Further, Tenant shall, at its sole cost and expense, timely and fully comply with all obligations imposed upon “operators” under the Warehouse Indirect Source Rule (“Warehouse ISR”) implemented by the Bay Area Air Quality Management District (“BAAQMD”), including, without limitation, warehouse points compliance obligations, reporting, notification and recordkeeping requirements, and payment of mitigations fees, as applicable. The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications to the Premises or the Building, that are required by Legal Requirements related to Tenant's particular and unique use or occupation of the Premises (as opposed to general office/industrial/warehouse/manufacturing). Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Subject to the provisions of Paragraph 1(b) above, any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

(c)    Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction- related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp reasonably approved in advance by Landlord; and (ii) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection.

(d)    Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, all areas, if any, designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project (collectively, the "Common Areas"), subject to such reasonable rules and regulations as Landlord may promulgate from time to time.

(e)    Subject to Tenant’s compliance with all applicable zoning ordinances, Legal Requirements, including receipt of any required permit therefor from the City of Fremont, and all reasonable rules and regulations prescribed by Landlord from time to time, and subject to the right of Landlord (and its agents, employees, and contractors) right to access or use such area as reasonably required in connection with exercising Landlord's rights, or performing Landlord's obligations, under this Lease, Tenant, at no additional rent or other cost to Tenant, shall have the exclusive right to store equipment required for Tenant's operations at the Premises, within the outside area depicted on Exhibit A attached hereto (the "Outside Yard Area"), including, without limitation, Tenant’s mechanical and electrical equipment and gas tanks and, subject to applicable Legal Requirements, Tenant shall have the right to secure the Premises and the Outside Yard Area by installation of, without limitation, perimeter fencing, lighting, lift gates, guard shacks and cameras. Tenant shall, at Tenant's sole cost and expense, maintain the Outside Yard Area in a neat and orderly condition at all times, and free of trash and other debris, and Tenant shall use the Outside Yard Area for no purposes other than for storage of equipment and other items as expressly permitted above in this Paragraph 3(e). For purposes of all of Tenant's responsibilities, obligations and liabilities (but not rights) under this Lease, Tenant shall be responsible for the repair and replacement of the Outside Yard Area to the extent required by virtue of Tenant's use thereof (and not attributable to ordinary wear and tear or damage caused by Landlord or its employees, agents, or contractors). Tenant may not store any Hazardous Materials in the Outside Yard Area. At the expiration or earlier termination of the Lease Term or the earlier termination of Tenant's right to use the Outside Yard Area, Tenant shall promptly restore the Outside Yard Area, at Tenant's sole cost and expense, to its original condition, normal wear and tear excepted. Tenant shall not unreasonably disturb other tenants of the Project or interfere with Landlord's activities at the Project in connection with such storage or in connection with Tenant's activities relating to the Outside Yard Area and/or the items stored therein. Tenant shall ensure that any containers in the Outside Yard Area are sealed at all times and do not emit any odors. If reasonably requested by Landlord, Tenant shall install screening around the Outside Storage Area or portions thereof. In no event shall Tenant have the right to assign, sublease, license or otherwise transfer its rights under this Paragraph 3(e) separate and apart from an assignment of this Lease or sublease of the Premises that complies with the terms and conditions of Paragraph 17 below.

(f)    Notwithstanding the foregoing or any other contrary provision set forth in this Lease, Tenant shall not be required to construct or pay, except as set forth in Paragraph 6(b) below, the cost of complying with any CC&R’s, Legal Requirements or insurance underwriter’s requirements requiring construction of improvements to the Premises, the Common Areas or the Project unless such compliance is necessitated solely because of Tenant’s particular and unique use of the Premises (as opposed to general office/industrial/warehouse/manufacturing uses), the Tenant Improvements, Tenant-Made Alterations Bloom Boxes,

Generators, utilities or other improvements performed by or on behalf of Tenant or the installation of any furniture, fixtures or equipment by Tenant.

4.    Base Rent. Tenant shall pay monthly Base Rent in the amounts set forth on the first page of this Lease. The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable upon Tenant's execution and delivery of this Lease (and shall be applied against Base Rent and Operating Expenses first coming due under this Lease). Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as otherwise expressly set forth in this Lease), monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and shall constitute rent. Tenant shall have no right at any time to abate, reduce, or set- off any rent due hereunder except where expressly provided in this Lease and shall not be excused from paying any rent due hereunder for any reason whatsoever, except as expressly set forth to the contrary in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days, Tenant shall pay to Landlord within thirty (30) days after receipt of written demand a late charge equal to five percent (5%) of such delinquent sum; provided, however, that no late charge shall be imposed with respect to the first (1st) late payment of rent in any twelve (12)- month period unless such failure shall continue for more than five (5) business days after notice from Landlord. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord's other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

5.    Letter of Credit.

(a)    As additional security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, within ten (10) business days after execution and delivery of this Lease by Landlord and Tenant, Tenant shall deliver to Landlord a letter of credit in the amount of $1,133,622 (the “LC Amount”) in favor of Landlord and effective immediately upon issuance (the “Letter of Credit”). The Letter of Credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the following requirements: (i) the Letter of Credit shall be clean, irrevocable and unconditional; (ii) the Letter of Credit must be issued by a bank which is a member of the New York Clearing House and which has a banking office dedicated to the administration and payment of letters of credit in the State of California, which bank must be satisfactory to Landlord in its reasonable discretion; (iii) the Letter of Credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its expiration date by registered or certified mail (and the final expiration date of the Letter of Credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Lease Term); (iv) the Letter of Credit may be drawn at the State of California banking office of the issuer and must allow for draws to be made at sight pursuant to a form of draw request which has been approved by Landlord; (v) the Letter of Credit must allow for one draw in the whole amount or multiple partial draws (and Landlord shall not, as a condition to any draw, be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw; nor shall the issuer have the right to inquire as to the basis for the draw or require instruction or authorization from any party other than Landlord; nor shall issuer be permitted to withhold a draw, when requested by Landlord, as a result of any instruction from any other party); (vi) the Letter of Credit shall be freely transferable by Landlord, provided that Tenant shall only be responsible for the fees in connection with the first such transfer; (vii) the Letter of Credit shall be governed by (A) the International Standby Practices SP 98 published by the International Chamber of Commerce and (B) the United Nations Convention on Independent Guarantees and Standby Letters of Credit; and (viii) the Letter of Credit shall otherwise be in such form as Landlord may require. Without limiting the generality of the foregoing, the Letter of Credit must be issued by a bank or financial institution reasonably acceptable to Landlord (x) that is chartered under the laws of the United States, any state thereof or the District of Columbia, and which is insured by the Federal

Deposit Insurance Corporation, (y) whose long-term debt ratings on bank level senior debt obligations are rated in not lower than the third highest category by at least two of Fitch Ratings Ltd. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) or their respective successors (the “Rating Agencies”) (which, as of the date hereof, shall mean A from Fitch, A from Moody’s or As from S&P) and (z) which has a short-term deposit rating at the bank level in the highest category from at least two Rating Agencies (which shall mean F1 from Fitch, P-1 from Moody’s and A-1 from S&P) (the “Issuer”). Landlord hereby approves Wells Fargo Bank as the Issuer. The Letter of Credit shall be in substantially the form attached hereto as Exhibit G and incorporated by reference herein.

(b)    Landlord may draw on the Letter of Credit, without advance notice to Tenant except as expressly set forth in this Lease, at any time or from time to time on or after (i) the occurrence of any Event of Default, or (ii) if Tenant, or anyone in possession of the Premises (or any portion thereof) through Tenant, holds over after the expiration or earlier termination of this Lease, or (iii) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, or (iv) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least thirty (30) days in advance of its expiration date, or (v) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant. Tenant hereby waives the provisions of any law, now or hereafter in effect, which limits the manner in which Landlord may apply sums drawn from the Letter of Credit, it being agreed that Landlord may apply such amounts towards any sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

(c)    In addition, if at any time the bank or financial institution that issues the Letter of Credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if the bank or financial no longer satisfies the ratings requirements set forth in Paragraph 5(a)(y) or 5(a)(z) above, then following written notice from Landlord, Tenant shall have fifteen (15) days to replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord. If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord within such fifteen (15) day period, then notwithstanding anything to the contrary herein, Tenant shall be in default under the Lease (without any additional notice or opportunity to cure), and Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit, and such amount shall be held by Landlord as a cash security deposit for application, at Landlord’s election, to future sums owing to Landlord under the Lease, in such order and priority as Landlord elects in its absolute discretion.

(d)    Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash security deposit for application, at Landlord’s election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within ten (10) days after Landlord’s demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit. If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an Event of Default. Notwithstanding anything to the contrary contained in this Lease, if Landlord draws on the Letter of Credit, then Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to obtain a refund from Landlord of any unapplied proceeds of the Letter of Credit which Landlord has drawn upon, any such refund being conditioned upon Tenant simultaneously delivering to Landlord a new original replacement Letter of Credit in the amount then required, and otherwise meeting the requirements contained in this Paragraph.

(e)    Additionally, Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Term, delivery of possession of the Premises by Tenant to Landlord in accordance with this Lease, and the satisfaction by Tenant of all of its obligations under the Lease.

(f)    On any request by Landlord made during the Term, Tenant shall, at no material cost to Tenant, cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall, at no out-of-pocket cost to Tenant (other than de minimis expense), cooperate in obtaining the issuance of a replacement.

(g)    Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

(h)    In the event of a voluntary sale or transfer of Landlord’s estate or interest in the Premises, Landlord shall transfer the Letter of Credit to the vendee or the transferee (to the extent not required to satisfy obligations of Tenant to Landlord), Tenant shall pay any transfer fees, but only for the first transfer, charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall cooperate in effecting such transfer (at no material cost to Tenant, but without limiting Tenant's responsibility for any transfer fees for the first transfer, ).

(i)    Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (1) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (2) subject to the terms of such Section 1950.7, or (3) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (xx) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (yy) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

(j)    Notwithstanding the foregoing, if the Reduction Preconditions (defined below) are then satisfied, the LC Amount shall be reduced to equal $600,000.00. Upon satisfaction of the Reduction Precondition, Tenant shall be permitted to deliver to Landlord, at Tenant's sole cost, a new Letter of Credit (a “Replacement Letter of Credit”) which satisfies all of the terms and conditions described above in Paragraph 5(a). Upon Landlord’s receipt of a Replacement Letter of Credit that satisfies the terms and conditions of Paragraph 5(a), Landlord shall no longer be permitted to draw upon any existing Letter of Credit previously delivered by Tenant pursuant to Paragraph 5(a), and Landlord shall return to Tenant any such existing Letter of Credit then in Landlord’s possession within thirty (30) days following Landlord’s receipt of the Replacement Letter of Credit. As used herein, the term “Reduction Preconditions” means that Tenant is not then, and has not previously been, in default under this Lease after applicable notice and cure period and Tenant delivers to Landlord supporting financial documentation reasonably acceptable to Landlord evidencing that all of the following are true (as certified by the CEO, CFO, General Counsel or Vice President of Tenant): Tenant then has, and for each of the then two (2) most recently completed calendar quarters, Tenant had positive EBITDA. For purposes of this Lease, "EBITDA," shall mean Tenant's Operating Income plus Depreciation and Amortization, stock based compensation, debt extinguishment charges, amortization on debt issuance and any one-time non-cash charges, all as determined in accordance with generally accepted accounting principles.

6.    Operating Expenses.

(a)    During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (as hereinafter defined) of Operating Expenses. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.

(b)    The term "Operating Expenses" means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Project including, but not limited to costs of: utilities serving any Common Areas of the Project; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, roof membrane, alleys, and driveways;

mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any owners association to which the Building or the Project is subject; costs incurred in connection with any easement, covenants, conditions or restrictions pertaining to or affecting the Project, including, without limitation, costs to maintain landscaping, monitoring wells, parking areas under easements, project signage, transportation demand management program, or any other recurring costs to satisfy any conditions of approval of the Project, conditions imposed upon the Project and/or and comply with water quality laws and/or stormwater treatment requirements and other applicable Environmental Laws (as defined below); fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance, environmental management fees and environmental audits; the cost of any insurance deductibles for insurance maintained by Landlord (which deductibles shall be commercially reasonable based on the deductibles of institutional owners of commercial properties similar to the Project in the market in which the Project is located and otherwise subject to the limitations thereon set forth in Paragraph 9(b) below); property management fees payable to a property manager, including any affiliate of Landlord, provided that the property management fees shall not exceed three percent (3%) of the Base Rent payable by Tenant pursuant to the provisions of this Lease; security services, if any; trash collection, sweeping and removal; and all modifications, additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Building as a commercial warehouse or industrial facility and the Project in the market area, which costs shall be amortized as set forth in this Paragraph 6(b). In addition, Operating Expenses shall include (1) all Taxes (hereinafter defined) due and payable each calendar year during the Lease Term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term. For avoidance of doubt, Landlord, at Landlord’s sole cost without right of reimbursement from Tenant, except to the extent of any damages caused by Tenant or any Tenant Parties, shall be responsible for the necessary and customary capital repairs and capital replacements of the Building Structural Elements. The cost of any repairs, replacements, modifications, additions or alterations to the Project to be performed by Landlord that are required to be capitalized under generally accepted real estate accounting principles, consistently applied (excluding the capital repairs and replacements of the Building Structural Elements) shall be amortized with interest (at a rate reasonably determined by Landlord) on a straight line basis over a period equal to the useful life thereof for federal income tax purposes and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

(c)    Notwithstanding the foregoing, Operating Expenses do not include (1) finance and debt service, principal and/or interest under mortgages or any other indebtedness of Landlord, or ground rent under ground lease; (2) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (3) advertising expenses, promotional expenses, attorneys’ fees, disbursements, and other costs and expenses incurred in procuring prospective tenants, negotiating and executing leases, and constructing improvements required to prepare for a new tenant’s occupancy; (4) any costs or legal fees incurred in connection with a dispute with any particular tenant of the Project, including with respect to rent or enforcement of leases; (5) the costs of repair, replacement or restoration work occasioned by any Condemnation pursuant to Paragraph 16 below; (6) any depreciation allowance or expense, amortization (except as set forth in Paragraph 6(b) above), expense reserve and other non-cash items; (7) except for management fees, Landlord’s general overhead and any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Building, Common Areas and/or the Project, to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord; (8) any costs or expenses representing any amount paid for services and materials to a (personal or business) related person, firm, or entity to the extent such amount exceeds the amount that would have been paid for such service or materials at the then existing market rates in the absence of such relationship; (9) compensation paid to any employee of Landlord above the grade of Property Manager/Building Superintendent, including officers and executives of Landlord; (10) the cost of any work or service furnished to any tenant or occupant of the Project to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants and other occupants of the Project or the costs of work or services furnished exclusively for the benefit of any tenant or occupant of the Project or at such tenant’s cost; (11) the costs for items and services which any tenant of the Project reimburses Landlord or pays to a third persons, to the extent of such reimbursement or payment; (12) costs incurred in connection with the presence of any Hazardous Materials (defined below), except to the extent permitted in accordance with the terms of Paragraph 30(k) below; (13) the costs and expenses attributable to the construction of the Building, including correcting defects in the construction of the Building or in the Building equipment; (14) the costs of repairs or maintenance which are or would have been covered by warranties or service contracts in existence on the Commencement Date and to the extent such maintenance and repairs are or would have been made at no cost to Landlord; (15) the costs of repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord or its agents, employees or contractors, or repairs, alterations and general maintenance necessitated by the negligence or willful misconduct of any other tenant or occupant of the Project, or any of their respective agents, employees, contractors, invitees or licensees; (16) interest or penalties due to the late payment of taxes, utility bills or other such costs (except to the extent caused by Tenant); (17) any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty; (18) any cost for overtime or other expenses to Landlord in curing defaults; (19) the costs, including fines, penalties, and legal fees, incurred due to violations by Landlord, its employees, agents, contractors or assigns, or any other tenant or occupant of the Building of building codes, any governmental rule or requirement or the terms and conditions of any lease pertaining to the Building or any other contract; (20) any of the following Taxes (defined below): (a) estate, inheritance, transfer, gift or franchise taxes of Landlord or any federal, state or local income, or transfer tax, (b) penalties and interest, other than those attributable to Tenant’s failure to timely comply with its obligations pursuant to this Lease, or (c) any Taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; and (21) bad debt expenses and charitable contributions and donations.

(d)    If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year as shown on Landlord’s Actual Statement (defined below), then Tenant shall pay the difference to Landlord within thirty (30) days after receipt of written demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments (unless determined after the expiration or earlier termination of the Lease, in which case Landlord shall refund such excess to Tenant within thirty (30) days after such determination). For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Notwithstanding anything to the contrary contained in this Lease, if Landlord has not delivered an Actual Statement for any calendar year during the Term by the date which is eighteen (18) months after the end of the calendar year at issue, Tenant shall not be obligated to pay Tenant's Proportionate Share of any amounts in excess of the estimated Operating Expenses paid by Tenant for such calendar year (except to the extent of any Operating Expenses relating to supplemental taxes or assessments attributable to such calendar year which were not reasonably known to Landlord during the calendar year in question, for which no such limitation shall apply).

(e)    With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. The Premises, the Building, and the Project are stipulated for all purposes to contain the number of rentable square feet, respectively, as set forth in the Basic Lease Provisions, and the same will be conclusive and binding on Landlord and Tenant, except that Tenant's Proportionate Share of Building, Tenant's Proportionate Share of Project, the rentable area of the Premises, and the rentable area of the Building and Project, may reasonably be adjusted by Landlord in the future for changes in the physical size or area of the Premises, the Building, the Project, or the Common Areas. Except as otherwise set forth above, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision.

(f)    Provided Tenant is not then in default beyond any applicable cure period of its obligations to pay rent, or any other payments required to be made by it under this Lease, Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the "Actual Statement") in accordance with the following procedure:

i.Tenant shall, within ninety (90) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, provided that Tenant timely pays to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of rent and all payments of Tenant's Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

ii.Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord's property manager ("Property Manager"), and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant's accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

iii.Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord's and Tenant's reviews shall jointly designate a third (3rd) Qualified Person, at Tenant's sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord's records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord's records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by five percent (5%) or more, Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord's records by Tenant's Qualified Person and the reasonable out-of-pocket cost of the review of Landlord's records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord within thirty (30) days after the determination. A "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

7.    Utilities.

(a)    Tenant shall contract for, and timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom and office use. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent, provided if (I) Tenant is prevented from using, and does not use, the Premises or a portion thereof, as a result of any interruption in utilities or other essential services that Landlord is obligated to provide pursuant to the express terms of this Lease, and (II) such interruption is caused by Landlord's negligence or breach of its express obligations under this Lease, and (III) the cure of such interruption is within Landlord's reasonable control (such interruption that satisfies (I), (II) and (III) above shall be referred to herein as an "Abatement Event"), then Tenant shall give written notice of such Abatement Event to Landlord. If, and only if, the Abatement Event persists for more than three (3) consecutive business days after Landlord's receipt of Tenant's written notice of such Abatement Event, then Base Rent and Operating Expenses shall be abated (proportionally if the Abatement Event only prevents Tenant from using a portion of the Premises) commencing on the fourth (4th) consecutive business day following Landlord's receipt of notice of the Abatement Event for such period of time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a portion thereof, in proportion that the area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total area of the Premises. Landlord shall use commercially reasonable efforts to rectify any Abatement Event as soon as reasonably possible. Moreover, if such Abatement Event continues for a period of three hundred sixty-five
(365) consecutive days after Landlord's receipt of Tenant's written notice, and Tenant continues to be prevented from using, and does not use the entire Building during such period, then Tenant shall have the right to terminate the Lease upon written notice to Landlord no later than thirty (30) days after the expiration of such three hundred sixty- five (365) consecutive day period.

(b)    If Tenant's requirements for or consumption of electricity exceed the electrical capacity and/or allocation for the Building as set forth on Exhibit B (i.e., 4,000 amps of electrical capacity, and the connection is 800 amps of electrical service), then Tenant may request the Building be fitted for additional capacity as a Tenant-Made Alteration pursuant and subject to the terms of Paragraph 12 below, and Landlord shall, at Tenant's expense, reasonably cooperate with Tenant in connection with any required applications or submittals to the applicable electrical utility company in order for such utility company to supply such additional electricity, provided the obtainment or provision of any such additional electrical capacity is not a condition or contingency to this Lease, and the use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises; but further provided, however, that, Tenant may install, at Tenant's cost and in accordance with this Lease, any risers or wiring required to meet Tenant's excess electrical requirements if, in Landlord's reasonable judgment, the same shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs, or expenses. Tenant will be allowed to install equipment of varying voltage, including but not limited to, 480v mechanical and elevator systems, 277v lighting and other systems, 208v equipment as required, and 120v systems as required. In addition, as part of the Tenant Improvements or as a Tenant-Made Alteration, Tenant shall have the right to work with the local utility company to upgrade the natural gas line serving the Premises, at Tenant's sole cost and expense, and Tenant acknowledges and agrees that any such upgrade is not a condition to the effectiveness of this Lease.

(c)    Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith. All janitorial services and employees utilized by Tenant shall be subject to Landlord's prior written consent.

(d)    Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense (unless Landlord finds it necessary to furnish such service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Project. Tenant covenants and agrees, at its sole cost and expense: (i) to comply with all present and future Legal Requirements, orders and regulations of the federal, state, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (ii) to comply with Landlord’s recycling policy as part of Landlord’s energy efficient and environmentally sustainable practices (“Landlord’s Sustainability Initiative”) where it may be more stringent than applicable Legal Requirements; (iii) to sort and separate its trash and recycling into such categories as are provided by Legal Requirements or Landlord’s Sustainability Initiative; (iv) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (v) that Landlord reserves the right to require Tenant to arrange for such collection utilizing a contractor satisfactory to Landlord; and (vi) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section. Tenant shall provide Landlord as reasonably requested and no less than annually with a copy of waste manifests for all waste that leaves the Building that is within Tenant’s direct control, including consumable waste, recyclable waste, pallets, off-site paper shredding and electronic waste.

(e)    On-site Power. Landlord shall have the right to install on-site power (i.e., solar or small wind) at the Building or the Project. Tenant agrees to cooperate with Landlord in connection with the installation and on-going operation of such on-site power. Tenant shall have no right to any renewable energy credits resulting from on-site renewable energy generation, even if Tenant uses such energy. Landlord may retain or assign such renewable energy credits in Landlord’s sole discretion.

(i)Consumption Data. Tenant shall within ten (10) business days of receipt of written request by Landlord provide consumption data in form reasonably required by Landlord: (x) for any utility billed directly to Tenant and any subtenant or licensee; and (y) for any submetered or separately metered utility supplied to the Premises for which Landlord is not responsible for reading. If Tenant utilizes separate services from those of Landlord, Tenant hereby consents to Landlord obtaining the information directly from such service providers and, upon ten (10) business days’ prior written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the data to Landlord. Any information provided hereunder shall be held confidential except for its limited use to evidence compliance with any sustainability standards. If Tenant fails to deliver any release or to provide any information requested hereunder within the ten (10)- business day period, then Landlord may charge Tenant the sum of $100.00 per day for each day after the ten (10)- business day period until delivered (the “Late Reporting Fee”), in addition to any other rights or remedies afforded to Landlord for an Event of Default pursuant to Paragraph 23 of this Lease. A Tenant Party shall not use, nor allow any of its parent, subsidiary or affiliated entities or architects, engineers, or other consultants or advisors to use, any of such consumption data or other information to challenge any sustainability score, rating, certification or other approval granted by any third party.

(ii)Benchmarking. When energy and/or water benchmarking are required by local, state or federal codes, Tenant shall use commercially reasonable good faith efforts to cooperate with Landlord to comply with such Laws. If Tenant fails to cooperate within ten (10) days of receipt of written request, Landlord may charge Tenant the Late Reporting Fee for each day after such ten (10)-day period that Tenant fails to so cooperate, in addition to any other rights or remedies afforded to Landlord for an Event of Default pursuant to Paragraph 23 of this Lease. If the results of such benchmarking reveals reasonable opportunities to improve efficiencies through Tenant operations, Tenant shall make every commercially reasonable effort to take such corrective measures.

(iii)Data Center. Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the
s.Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

i.Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised- floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

ii.Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default, Tenant shall be obligated to pay to Landlord the Late Reporting Fee.

8.    Taxes. Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges that accrue against the Project and are applicable to any period during the Lease Term (collectively referred to as "Taxes"). Taxes that are applicable to any period during the Lease Term shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord's reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California and Revenue Taxation Code) or reassessments or the like to reflect the fair market value of the Project by the County Assessor as prescribed under California law. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies, transfer or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any gross receipts, franchise tax, any excise, transaction, business and occupation, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or within thirty (30) days after receipt of written demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any taxes excluded in Paragraph 6(c)(20) above. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them. or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within thirty
(30) days after Landlord's written request therefor.

9.    Insurance; Waivers; Subrogation.

(a)    Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Lease Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance of not less than $3,000,000 per occurrence, with an annual aggregate limit of not less than $5,000,000, which shall apply on a per location basis, or, following the expiration of the initial Lease Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, the Property Manager, Overton Moore Properties ("Asset Manager"), Invesco Advisers, Inc. ("Invesco") against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s equipment with an additional insured endorsement in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord); (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $1,000,000 combined single limit for property damage and bodily injury, naming Landlord, the Property Manager, Asset Manager and Invesco as additional insureds; (C) Special Risk Property insurance, excluding loss or damage from earthquake and flood, covering the full value of all Tenant-Made Alterations and improvements and betterments in the Premises, naming Landlord and its lender as additional loss payees as their interests may appear; (D) Special Risk Property insurance, excluding loss or damage from earthquake and flood, covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $1,000,000; (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Paragraph 9(a)(C); (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on a Special Risk basis

(including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Paragraph 9(a)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the State of California and with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of ten percent (10%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b)    Landlord’s Insurance. Throughout the Lease Term, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses (based on the deductibles of institutional owners of commercial properties similar to the Project in the market in which the Project is located); and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. In no event shall Landlord's deductibles (other than earthquake) exceed
$100,000.00 per occurrence (and deductibles for earthquake insurance, if applicable, exceed one percent (1%) per occurrence of the cost to repair the damage).

(c)    No Subrogation. Notwithstanding any other provision of this Lease to the contrary, neither Landlord nor Tenant nor their respective officers, directors, members, partners, agents or employees shall be liable to the other for any injury, damage to or theft, destruction, loss, or loss of use of any property (collectively, a “Loss”) caused by any risk, to the extent the same is insured against under any property insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof (whether or not such insurance is in fact in effect), regardless of cause or origin, including if the negligence of the other party hereto, or the negligence of its officers, directors, members, partners, agents or employees, caused such Loss, and each of Landlord and Tenant hereby waives any rights of recovery against the other and its respective officers, directors, members, partners, agents or employees for any Loss on account of such insured risks. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by worker’s compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this Lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Landlord and Tenant each acknowledges that the waivers and releases set forth in this Paragraph 9(c) are intended to produce the result that any Loss which is covered by insurance would be borne by the insurance carriers of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such Loss is not covered by insurance but this Lease requires such party to maintain insurance to cover such Loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

(d)    Indemnity. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Indemnitee, Tenant shall indemnify, defend and hold harmless the Landlord Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, losses and expenses (including attorneys’ fees) arising from: (1) any injury to or death of any person or any Loss arising from any occurrence in the Premises, the use of the Common Areas by any Tenant Party; or (2) Tenant’s failure to perform its obligations under this Lease, in each case even though caused or alleged to be caused by the negligence or fault of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. The indemnities set forth in this Paragraph 9(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole but reasonable discretion.

(e)    No Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, except with respect to Tenant’s obligations pursuant to Paragraph 22, “Holding Over”, and Paragraph 30, “Hazardous Materials”, in no event shall either party be liable to the other for any indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease.

10.    Landlord's Repairs.

(a)    This Lease is intended to be a net lease. Subject to Paragraphs 15 and 16 of this Lease and any damages caused by Tenant or any Tenant Parties, Landlord shall, at Landlord's sole cost and without right of reimbursement from Tenant, except as otherwise set forth in this Lease, maintain, repair and replace only the structural elements of: (a) the roof of the Building (not including the roof membrane, which shall be maintained and repaired as part of Operating Expenses), (b) the exterior walls of the Building (not including painting and caulking, which shall be maintained as part of Operating Expenses), and (c) the foundations and slabs, footings, and load- bearing columns and beams of the Building (collectively, the "Building Structural Elements"), including repairs and replacements to the Building Structural Elements necessitated by subgrade movement not caused by Tenant or any of its agents, contractors or employees. In addition, Landlord shall maintain, repair and replace (as needed) (reasonable wear and tear excluded and damages caused by Tenant or any Tenant Party excluded), as part of Operating Expenses (subject to the terms of this Lease, including the amortization of capital improvements and the exclusions to Operating Expenses as described in Paragraph 6(c) above), (i) the fire sprinklers and fire protection systems serving the Building (provided that monitoring of such systems shall be Tenant's responsibility pursuant to Paragraph 11 below), (ii) storm drainage and backflow systems serving the Building and Project; and (iii) the exterior parking areas, driveways and landscaping surrounding the Building (provided that regular sweeping of the parking areas and driveways and maintenance and repair of electrical vehicle charging stations shall be Tenant's responsibility pursuant to Paragraph 11 below). Notwithstanding the foregoing, subject to Paragraph 9(c) above, maintenance, repairs and/or replacements necessitated in any material respect by any breach by Tenant or any negligent act or omission of Tenant or any Tenant Party shall be performed at Tenant's cost and expense. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the rent, except as otherwise expressly set forth in Paragraph 10(b) below.

(b)    Notwithstanding the foregoing, in the event that Landlord fails within thirty (30) days after written notice from Tenant (or 48 hours after written notice in the case of an emergency involving the likelihood of imminent harm to person or material damage to property) to perform any maintenance and/or make any repairs to the Premises which Landlord is required to perform and/or make pursuant to the terms of this Lease, then Tenant may give Landlord an additional five (5) business days written notice (24 hours in the case of emergency as described above) (such additional notice, a “Self-Help Notice”) specifying that Tenant is going to take such required action (which notice must describe in reasonable detail the action required of Landlord pursuant to this Lease, and state in the subject line in boldface, ALL CAPS that “LANDLORD’S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS

WITHIN FIVE (5) BUSINESS DAYS [24 HOURS IN THE EVENT OF AN EMERGENCY] FOLLOWING
LANDLORD’S RECEIPT OF THIS NOTICE, TENANT MAY EXERCISE IT’S “SELF-HELP “ REMEDY
PURSUANT TO PARAGRAPH 10(B) OF THE LEASE”). If Landlord has not commenced to repair such problem (or reasonably objected to the required action described in Tenant’s notice) within the applicable period after Landlord’s receipt of the Self-Help Notice from Tenant (which Self-Help Notice must conform with the foregoing requirements), then Tenant shall have the right to perform the required action of Landlord and, provided that Landlord has not reasonably disputed or objected to the required action described in Tenant’s notice, Landlord shall reimburse Tenant for the actual and reasonable costs thereof (except to the extent Tenant would otherwise ultimately have been responsible for such costs under this Lease, including through Operating Expenses) together with a five percent (5%) administrative fee, within thirty (30) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant takes such action, and such work may affect the structure, systems or exterior appearance of the Building, then (except in the case of an emergency involving the likelihood of imminent harm to person or material damage to property where use of the same is not reasonably practicable) Tenant shall use only those contractors used by Landlord in the Premises for such work, if those contractors are readily available to perform such work and if not then by similarly qualified licensed contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). All work performed by Tenant pursuant to this Paragraph 10(b) shall be subject to all of the terms and conditions of this Lease (including, without limitation, Paragraphs 11 and 12 below), except that Landlord's consent shall not be required (to the extent the other provisions of this paragraph have been complied with by Tenant). In the event Landlord fails to pay all or any portion of the Reimbursement Amount due Tenant under this Paragraph 10(b) within thirty (30) days after receipt of Tenant's bill therefor, together with the invoices therefor and reasonable supporting documentation, Tenant may with ten (10) business days' prior notice to Landlord stating in bold-faced, all capital letters that: "FAILURE TO REIMBURSE WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN TENANT'S EXERCISE OF OFFSET RIGHTS PURSUANT TO PARAGRAPH 10(B) OF THE LEASE", offset such delinquent amount against fifty percent (50%) of the Base Rent due from Tenant until Tenant has been reimbursed in full (together with interest on such delinquent amount at the rate of eight percent (8%) per annum until such delinquent amount has been paid in full or fully credited), provided that Tenant shall provide Landlord with unconditional lien waivers in connection with the work relating to such amounts within ten (10) days after the date on which the amount has been fully paid or so offset, or as soon thereafter as reasonably practicable. Notwithstanding the foregoing, if Landlord delivers to Tenant a good faith written objection notice within five (5) business days after receipt of Tenant's notice of intent to offset, setting forth with reasonable particularity Landlord's reasons for its claim that Landlord is not required to pay Tenant all or any specified portion of the amounts due to Tenant hereunder, then Tenant shall not be entitled to offset the disputed portion of such sums. In the event of a dispute between Landlord and Tenant regarding the amounts due to Tenant hereunder, the dispute shall be determined by binding arbitration before JAMS in San Jose, California. The arbitration shall be administered and conducted pursuant to the JAMS Streamlined Arbitration Rules & Procedures. Unless the parties otherwise agree, the arbitrator must be a retired judge of the Superior Court of the State of California. The preceding to the contrary notwithstanding, if Tenant exercises its self-help right pursuant to this Paragraph 10(b), then Landlord shall not be obligated to pay to or reimburse Tenant for any portion of the costs incurred by Tenant in exercising its self-help right that are the responsibility of Tenant under the Lease.

11.    Tenant's Repairs.

(a)    Subject to Landlord's obligations in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises, the Building and the Project and all areas, improvements and systems serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, heating, ventilation and air conditioning systems and the electrical, mechanical, plumbing, sewer, fire and life safety systems (to the extent not made the obligation of Landlord in Paragraph 10 above) and, if applicable, security systems (collectively, the “Building Systems”) serving the Premises, monitoring of the Building's fire sprinklers and fire protection systems, repairing and maintaining the electrical charging stations within the parking areas, and sweeping of the Project's parking areas and driveways. Such repair and replacements shall include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Within ten (10) business days of the Commencement Date, Tenant, at Tenant's expense, shall enter into maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises; provided, however, at Landlord's written election (but at Tenant's expense), Landlord shall have the right (but not the obligation) to enter into such maintenance service contracts. The scope of services and contractors under such maintenance contracts maintained by Tenant shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

(b)    In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the Building Structural Elements or may adversely affect the Building Systems, prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the Building Structural Element and/or the Building Systems that may be affected by such repair or maintenance. Within ten (10) business days after Landlord's receipt of Tenant's written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor reasonably selected and engaged by Landlord, but at Tenant's sole cost and expense; provided, however, that Tenant shall have the right, in its sole but reasonable judgement, to reasonably approve the proposed cost of such repair or maintenance if the estimated cost is $100,000.00 or more.

(c)    Within the fifteen (15)- day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment, dock equipment, and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible (or if Tenant fails to obtain any of the certifications described in the immediately preceding sentence), Landlord may perform such work (and/or obtain such certifications) and be reimbursed by Tenant within 30 days after receipt of written demand for all actual and reasonable costs and expenses incurred by Landlord in connection therewith. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12.    Tenant-Made Alterations and Trade Fixtures.

(a)    Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. Notwithstanding anything herein to the contrary, Tenant may, without Landlord's consent, but subject to Legal Requirements (including without limitation the approval applicable design review committee[s] and/or owners association[s]), install security cameras on the exterior of the Premises, erect or install shelves, wall display systems, bins, machinery, trade fixtures and security devices, including security gates, fences and rolling shutters (interior or exterior) in the Premises and in the Outside Yard Area. Also notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without obtaining Landlord’s consent, but upon prior written notice to Landlord, to install non-structural alterations, additions or improvements to the interior (and not visible from the exterior) of the Premises not requiring a permit and not costing in excess of $100,000.00 annually.

(b)    All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for Landlord's review of plans and specifications not to exceed $1,500, but in no event shall Tenant be obligated to pay a supervision or construction management fee with respect to any Tenant- Made Alterations except as set forth in the Work Letter. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

(c)    Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

(d)    Upon surrender of the Premises, at Landlord's sole election, all Tenant-Made Alterations, Tenant Improvements and any other leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, provided that Landlord shall have the right to require Tenant to remove, at Tenant's sole cost and expense, any and all such Tenant-Made Alterations, Tenant Improvements or other leasehold improvements and repair any damage caused by such removal. Notwithstanding the foregoing, Tenant shall have the right, at the time it requests Landlord's consent and delivers all plans and specifications to any Tenant Improvement or Tenant-Made Alteration to make a written request that Landlord notify Tenant whether Tenant shall be required to remove the applicable Tenant Improvement and/or Tenant-Made Alteration at the expiration or termination of the Lease Term, in which event Tenant shall only be obligated to remove (i) those Tenant Improvements and/or Tenant- Made Alterations, that Landlord notified Tenant in writing at the time Landlord provides its consent that it must remove at the end of the Lease Term, and (ii) those Tenant Improvements and/or Tenant-Made Alterations that Tenant did not timely seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord ultimately requires Tenant to remove. For avoidance of doubt, Landlord shall only be permitted to require removal of a Tenant-Made Alteration or Tenant Improvement if such Tenant-Made Alteration or Tenant Improvement is not a customary tenant improvement for general industrial and warehouse space used for manufacturing, assembly, storage, distribution and wholesale sales of products and merchandise and research and development. Failure of Landlord to notify Tenant in writing at the time that Landlord issues its consent that a Tenant Improvement and/or Tenant-Made Alteration must be removed shall mean that Tenant shall not be obligated to remove the Tenant Improvement and/or Tenant-Made Alteration (as applicable) at the expiration or earlier termination of this Lease. Any Tenant Improvement and/or Tenant-Made Alterations, which Landlord has elected to not require Tenant to remove shall remain on the Premises as Landlord's property and shall be deemed abandoned by Tenant at the expiration or earlier termination of the Lease; provided, however, that Tenant reserves the right to remove the same upon the installation of subsequent replacement of Tenant Improvements and/or Tenant-Made Alterations of good quality made in accordance with the terms of this Lease, provided that such removal or replacement does not adversely affect the marketability of the Premises for the uses permitted hereunder. To the extent that Landlord requires such removal and restoration of the Premises and the Building, then, not later than the expiration or termination of this Lease, Tenant, at its sole expense, shall perform such work and repair any and all damage caused by the removal of any improvements and restore the Premises and the Building to its shell condition as set forth in the Base Building Specifications, normal wear and tear excepted.

(e)    Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Not later than the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

(f)    Any and all Tenant-Made Alterations performed by Tenant will be performed in accordance with Landlord’s “Contractor Rules and Regulations” attached hereto as Exhibit F-1 and the Energy and Sustainability Construction Guidelines and Requirements attached hereto as Exhibit F-2, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

13.    Signs. Subject to compliance with all Legal Requirements and all matters of record, and at no additional rent but at Tenant's sole cost, Tenant shall have the right to install its name and/or company logo on the exterior of the Building and on any monument sign serving the Building (collectively, "Tenant's Signage"); provided, however, the exact design, size, appearance, substance and location of Tenant's Signage shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld, conditioned or delayed), and shall comply with Landlord's signage requirements for the Project identified on Exhibit E hereto and any requirements of the City of Fremont. Any and all costs relating to the design, permitting, fabrication, installation, maintenance and removal of Tenant's Signage shall be borne solely by Tenant. Tenant agrees to maintain, repair and replace Tenant's

Signage in good condition at all times. Subject to the provisions of Paragraph 3(e) above, any other decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld, conditioned or delayed) and shall conform in all respects to Landlord's reasonable requirements. Subject to the provisions of Paragraph 3(b) above, Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be required to notify Tenant of whether it consents to any signage until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Tenant shall be responsible, at its sole cost and expense, for obtaining all applicable governmental permits and approvals for all signage and exterior treatments. Upon vacation of the Premises by Tenant or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of all signage (including, without limitation, Tenant's Signage) and the repair, re- painting and/or replacement of the surface to which such signage was attached, including remedying any discoloration caused by such installation or removal (so as to cause the same to be in its condition as of the date of installation, reasonable wear and tear excepted). If Tenant fails to perform such work, Landlord, after five (5) days’ prior written notice to Tenant, may cause the same to be performed, and the cost thereof shall be immediately due and payable upon demand therefor.

14.    Parking. Tenant shall have the exclusive right, free of charge, to park its vehicles in all of the areas designated for parking on Exhibit A (collectively, the "Parking Area"), subject to Tenant’s obligation to comply with all Legal Requirements, the terms of this Lease and all reasonable rules and regulations which are prescribed from time to time by Landlord. Fourteen (14) charging stations shall be available for Tenant's exclusive use within the Parking Area, and five (5) parking stalls in front of the Building may be specifically designated exclusively for Tenant’s visitors’ use. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked in the Project’s parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Such customers and invitees shall be entitled to park on the Project while visiting or attending meetings at the Premises, so long as no overnight parking by these customers or invitees is allowed. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES. Landlord acknowledges and agrees that Tenant my convert parking spaces to locations for Tenant’s Bloom Boxes, subject to compliance with Legal Requirements.

15.    Restoration.

(a)    If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed two hundred ten (210) days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take two hundred ten (210) days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises, excluding the Tenant-Made Alterations, the Tenant Improvements and any other improvements installed by Tenant or by Landlord and paid for by Tenant. Tenant at Tenant's expense shall promptly perform all repairs or restoration not required to be done by Landlord, and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage. Tenant shall pay to Landlord, within thirty (30)) days following receipt of Landlord's written demand therefor, Tenant’s Proportionate Share of the amount of the deductible under Landlord's insurance policy. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within sixty (60) days after the expiration of the estimated period of time set forth in the Landlord's estimate (except to the extent that substantial completion is delayed as a result of events of Force Majeure [up to 60 days in the aggregate] or any acts or omission of Tenant or any agent, employee, contractor, licensee or invitee of Tenant), then Tenant may terminate this Lease by written notice to Landlord within ten (10) days after the expiration of such period (but prior to substantial completion of the restoration), as the same may be extended.

(b)    If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord's mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Landlord and Tenant which accrued prior to Lease termination. Notwithstanding the foregoing to the contrary, Landlord shall not have the foregoing termination right if insurance proceeds are insufficient due to the failure of Landlord to carry the insurance required to be carried pursuant to this Lease. In addition, Landlord shall not have the right to terminate this Lease for lack of insurance proceeds if Tenant, within thirty (30) days after receipt of Landlord’s notice, agrees, in its sole discretion, to pay the shortfall in insurance proceeds necessary to complete the restoration. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but rent shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.

(c)    Notwithstanding the foregoing, if all or any portion of Premises and/or Project are wholly or partially damaged or destroyed as a result of the gross negligence or willful misconduct of Tenant or any Tenant Party, then Tenant shall (i) not be entitled to terminate this Lease (notwithstanding the provisions of subparagraph
(a)above), and (ii) pay to Landlord the full amount of the deductible under Landlord's insurance policy (subject to the limitations thereon pursuant to Paragraph 9(b) above), and this Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant.

(d)    Tenant hereby acknowledges and agrees that a Casualty shall occur only where the physical or structural integrity of the Premises or Building has been damaged or destroyed, and that a Casualty shall in no event occur as a result of (i) a governmentally mandated closure of the Premises, Building and/or Project and/or of Tenant’s business for the purpose of protecting public health and safety (including, without limitation, to protect against acts of war or the spread of communicable diseases or infestations), or (ii) Tenant’s inability to use the Premises or any other space leased by Tenant from Landlord at the Project, to the extent such space remains undamaged by any Casualty.

(e)    The provisions of this Paragraph 15 shall constitute Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project.

16.    Condemnation. If twenty percent (20%) or more of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and (a) in Tenant’s reasonable judgment the Taking would prevent or materially interfere with Tenant's use of the Premises, (b) in Landlord's reasonable judgment the Taking would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord's mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord or Tenant, as applicable, this Lease shall terminate and rent shall be apportioned as of said date. If twenty percent (20%) or more of the Premises shall be Taken, and this Lease is not terminated as provided above, the rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord's obligation to so restore the

Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award, including, without limitation any award for a Taking of Tenant's leasehold interest hereunder. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for Tenant-Made Alterations, Tenant Improvements (paid for by Tenant and not through the Tenant Improvement Allowance), moving expenses, relocation costs and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant. This paragraph shall be Tenant's sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of Section 1265.130 of the California Code of Civil Procedure or any other statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

17.    Assignment and Subletting.

(a)    Without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a "Transfer") and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant, without Landlord’s prior written consent but with at least ten (10) days’ prior written notice to Landlord (unless notice is prohibited by applicable securities laws or a written non-disclosure agreement, in which case Tenant shall provide written notice of the Permitted Transfer as soon as reasonably possible thereafter) may assign or sublet the Premises, or any part thereof, to (i) any entity controlling Tenant, controlled by Tenant or under common control with Tenant, (ii) a successor corporation or entity related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant's assets or stock (all of the foregoing hereinafter sometimes collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”). If the Permitted Transfer,
(i) is an assignment of this Lease, within fifteen (15) days after the effective date thereof, the Permitted Transferee shall execute and deliver to Landlord a commercially reasonable instrument containing an express assumption of all of Tenant's obligations under this Lease arising from and after the date of the assignment, or (ii) is a sublease, the Permitted Transferee shall execute and deliver a commercially reasonable instrument to Landlord containing an express acknowledgment that the sublease is subordinate to this Lease, and, in each case the Permitted Transferee shall continue to use the Premises in compliance with the Permitted Use provisions of this Lease. For purposes of this Lease, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Tenant shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord's consent. Any right of Landlord to recapture the Premises or receive excess rentals shall not apply to a Permitted Transfer. Any Permitted Transferee must have a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) sufficient, in Landlord’s reasonable judgment, to perform Tenant’s remaining obligations under this Lease in light of such Transferee's net income, balance sheet and statement of cash. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any Transfer, other than to a Permitted Transferee, not to exceed $3,500.00 per request for consent. Upon Landlord's receipt of Tenant's written notice of a desire to assign the substantial majority of the Premises (i.e., ninety percent (90%) or more of the Premises) for the substantial majority of the then remaining Term (i.e., for up to all but the last three (3) months of the Term) of this Lease (other than to a Permitted Transferee), Landlord may, by giving written notice to Tenant within twenty (20) days after receipt of Tenant's notice, terminate this Lease as of the date specified in Tenant's notice for the commencement of the proposed assignment. Tenant shall have the right, within five (5) business days after receipt of Landlord’s recapture notice, to rescind Tenant’s request for consent, in which case Landlord’s recapture of the Premises shall be null and void and of no further force or effect. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) Tenant is in default of this Lease beyond applicable notice and cure periods; (ii) the assignee is unwilling to assume in writing all of Tenant's obligations hereunder; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord's mortgagee; (iv) the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials, or
(v) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project and has been in active negotiations with Landlord for space in the Project during the previous ninety (90) days (unless Landlord does not have space in the Project sufficient to meet the proposed transferee’s facilities requirements)s. Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

(b)    Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto, excluding proceeds from the sale of any personal property for its then fair market value), less all actual and reasonable costs or expenses incurred by Tenant in connection with the sublease or assignment, including, without limitation, reasonable tenant concessions and allowances, including, without limitation, tenant improvement costs and allowances and any free rent periods, brokerage fees (not to exceed market rates), and reasonable legal fees with respect to the sublease or assignment, exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of such excess rental and other excess consideration within ten (10) business days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis.

(c)    If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder beyond applicable notice and cure periods, Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

18.    Intentionally Omitted.

19.    Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises, upon at least twenty (24) hours’ prior written notice and at any reasonable time (except in the case of emergency) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Any entry into the Premises shall not impair Tenant's operations more than reasonably necessary and shall comply with Tenant’s commercially reasonable security procedures, and Tenant shall have the right to have an employee accompany Landlord and/or its agents at all times that Landlord and/or its agents are present on the Premises (provided Tenant makes available an employee at all such times). Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such commercially reasonable instruments as may be necessary for such easements, dedications or restrictions.

20.    Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21.    Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear, Tenant-Made Alterations and Tenant Improvements with respect to which Landlord has not reserved the right to require removal and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Landlord shall meet with Tenant for a joint inspection of the Premises at least sixty (60) days prior to the time of vacating. Tenant shall remove (a) all Tenant Improvements and Tenant-Made Alterations for which Landlord has advised Tenant that removal would be required pursuant to Paragraph 12(d) above, and (b) all of Tenant's personal property (within either the interior of the Building or any areas outside of the Building wherever located) and Trade Fixtures and security system(s) (including any related utility installations serving same) and (c) any Generators and Bloom Boxes. Landlord’s inspection of the Premises shall not create any liability on the part of Landlord whatsoever. Any Trade Fixtures, Tenant Improvements, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation on or prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation if Tenant fails to commence such obligation within five (5) business days after written notice from Landlord, and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of ten percent (10%) of such costs, within thirty (30) days after Landlord's delivery to Tenant of an invoice therefor, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of Paragraph 22 shall apply.

22.    Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord's sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, Base Rent equal to 125% of the Base Rent payable by Tenant during the last month of the Term for the first month of any holding over, and 150% of such Base Rent for each month thereafter, computed on a per diem basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including reasonable attorneys' fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over if Tenant remains in possession of the Premises for more than sixty (60) days after the expiration or earlier termination of this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23.    Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(a)    Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due; provided, however, that Tenant shall not be deemed to be in default pursuant to this subparagraph (a) with respect to the first (1st) late payment of rent in any twelve (12) month period unless such failure shall continue for more than five (5) business days after written notice from Landlord.

(b)    Tenant or any guarantor or surety of Tenant's obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(c)    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(d)    Tenant shall abandon or vacate the Premises at any time that Tenant is in default under any other provision of this Lease.

(e)    Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

(f)    Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(g)    Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively within three (3) business days following Landlord's second written request for the same.

(h)    Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) days or more after written notice from Landlord to Tenant.

(i)    Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default (provided, however, that Tenant shall not be in default hereunder if the default is not capable of cure within thirty (30) days but Tenant promptly commences the cure within the thirty (30)- day period and thereafter diligently prosecutes the cure to completion).

(j)    The failure of Tenant or Tenant's employees, agents or representatives to observe or comply with any of the rules and regulations of the Project as the same may be amended from time to time, and such failure shall continue for five (5) days or more after written notice from Landlord to Tenant; provided, however, that if Tenant or Tenant's employees, agents or representatives shall breach the same rule or regulation more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice).

Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

24.    Landlord's Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a)    Termination of Lease. Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure. If Landlord terminates this Lease and Tenant's right to possession of the Premises, Landlord may recover from Tenant:

i.The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

ii.The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

iii.The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

iv.Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Lease Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant's personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises. Tenant shall also reimburse Landlord for the pro rata portion of leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Lease Term including any terminated option periods which is unexpired as of the date on which this Lease terminated, discounted to present value.

All computations of the "worth at the time of the award" of amounts recoverable by Landlord under (1) and
(2)hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The "worth at the time of the award" recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b)    Lease to Remain in Effect. Notwithstanding Landlord's right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, and, to the extent otherwise permitted by applicable Legal Requirements, notwithstanding any governmentally-imposed eviction moratorium then in effect, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease. In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet or assign, subject only to reasonable limitations). Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

(c)    All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

(d)    No Surrender. No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e)    Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord's right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.

(f)     Waiver of Redemption by Tenant. In the event Landlord exercises any one or more of Landlord's rights and remedies under this Article 24, Tenant expressly waives (for Tenant and for all those claiming under Tenant) any and all rights of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or granted by or under any present or future laws, and further releases Landlord from any and all claims, demands and liabilities by reason of such exercise by Landlord.

25.    Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord's equity interest in the Building, and the sales, rental, insurance and condemnation proceeds therefrom, and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.    INTENTIONALLY OMITTED.

27.    Subordination.

(a)    This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees to attorn to any such holder, provided, however, that with respect to any future encumbrance, Tenant’s obligation to subordinate this Lease shall be subject to Tenant’s obtaining a commercially reasonable subordination, non-disturbance and attornment agreement providing for the recognition of Tenant’s rights, interests and options under this Lease in the event of a foreclosure, deed given in lieu of foreclosure or sale, so long as Tenant is not in default beyond applicable notice and cure periods. Except as set forth in the preceding sentence, the provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such commercially reasonable instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) business days of receipt of such written request. Tenant's obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default, subject to the provisions of Paragraph 23(g) above. Notwithstanding the foregoing, this Lease and Tenant’s obligations hereunder shall be conditioned upon receiving from the holder of the existing mortgage encumbering the Project, within seven (7) business days after Landlord’s execution of this Lease, a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit H and incorporated by reference herein.

(b)    Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c)    Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord's obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord (except for obligations of a continuing nature, such as maintenance and repair obligations), shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

28.    Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 8444 in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30)- day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within five (5) business days following written demand therefor.

29.    Estoppel Certificates. Tenant agrees, from time to time, within ten (10) business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as reasonably may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. Except as set forth in Paragraph 23(g) above, no cure or grace period provided in this Lease shall apply to Tenant's obligation to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord's written request thereof.

30.    Hazardous Materials.

(a)    Hazardous Materials Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit D. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials (as defined in Paragraph 30(j) hereof) which will be made and/or used on the Premises by Tenant. Landlord hereby consents to Tenant’s use in the Premises of the Hazardous Materials in the amounts listed on the Initial HazMat Certificate. Tenant shall, commencing with the date which is one (1) year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificates required hereunder shall be substantially in the form attached hereto as Exhibit D.

(b)    Compliance with Laws. During the Term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Paragraph 30(j) below) applicable to Tenant’s operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, will promptly pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for Tenant’s operation or use of the Premises.

(c)    No Generation. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for the Hazardous Materials in the quantities listed on any HazMat Certificate and limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and used and stored in compliance with all applicable Environmental Laws and Environmental Permits (collectively, the “Permitted Hazardous Materials”).

~~(~~d)    Environmental Assessment. At any time and from time to time during the Term of this Lease, Landlord may perform, at no cost to Tenant (unless such inspections and tests reveal that Tenant has breached or violated the provisions of this Paragraph 30, in which event Tenant shall reimburse Landlord for the actual out-of-pocket costs and expenses reasonably incurred by Landlord in connection with such inspections or tests; provided, the foregoing shall not limit the inclusion of the cost and expenses of Landlord's regularly scheduled environmental audits as an element of Operating Expenses to the extent permitted above) an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm reasonably chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant or any Tenant Party and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Upon reasonable prior notice and during normal business hours (except in the case of emergency), Tenant shall grant to Landlord and its agents access to the Premises.

(e)    Environmental Claims. Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Paragraph 30(j) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises caused by Tenant or any Tenant Party that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material stored, used, released or disposed of by Tenant or any Tenant Party on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(f)    No Change in Use. Tenant will not change or permit to be changed the present use of the
Premises.

(g)    Indemnity. Tenant agrees to indemnify, defend and hold harmless the Landlord Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Landlord Indemnitees directly or indirectly based on, or arising or resulting from (a) the storage, use, release, discharge, spill or disposal of Hazardous Materials on the Premises by Tenant or a Tenant Party in violation of any Environmental Laws or Environmental Permits ("Tenant Hazardous Materials"), and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Paragraph 30 shall survive the expiration or sooner termination of this Lease.

(h)    Payment on Indemnified Matters. To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Landlord Indemnitees.

(i)    Interest. All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(j)    Definitions. (a) “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; or relating to environmental impacts and matters, resource conservation, renewable energy and other similar “Green” matters; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to the storage, use, release or disposal of any Hazardous Materials by Tenant or any Tenant Party in violation of any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law arising out of or relating in any way to the storage, use, release or disposal of any Hazardous Materials by Tenant or any Tenant Party in violation of any Environmental Law or Environmental Permit, and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials stored, used, released or disposed of by Tenant or any Tenant Party in violation of any Environmental Law or

Permit, or arising from alleged injury or threat of injury to health, safety or the environment caused by Tenant or any Tenant Party in violation of any Environmental Law or Environmental Permit; and (d) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required by Tenant’s use or occupancy of the Premises under any applicable Environmental Law.

(k)    Landlord’s Representations; Release. Landlord represents and warrants to Tenant that as of the date hereof, (1) Landlord has not received written notice from a governmental authority with jurisdiction indicating that the Premises contain Hazardous Materials in violation of applicable Environmental Requirements and that remediation is required (which violation has not been cured), and (2) to Landlord's actual knowledge, the Premises do not contain Hazardous Materials in violation of applicable Environmental Requirements. Tenant shall have no obligation to remediate or indemnify Landlord for a release of any environmental condition existing on, in, under or about the Premises, the Building or the Project prior to the Delivery Date that is in violation of Environmental Requirements ("Pre-Existing Hazardous Materials") unless (and to the extent) such release was caused by the negligence or willful misconduct of Tenant or any Tenant Party. In addition, except as expressly set forth to the contrary in this Paragraph 30, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Pre-Existing Hazardous Materials, including the soils, surface water or groundwater thereof, or the violation of any Environmental Laws, except to the extent that any of the foregoing actually results from the storage, use, release or disposal of Tenant Hazardous Materials, or the exacerbation of Pre-Existing Hazardous Materials by Tenant or any Tenant Party. Landlord shall at Landlord's own cost and expense (which costs shall not constitute Operating Expenses except as otherwise provided herein) investigate, remove, monitor, mitigate and/or remediate any Hazardous Materials existing in the Premises or the Project to the extent required by applicable governmental authorities, in each case except to the extent such Hazardous Materials constitute Tenant Hazardous Materials. Notwithstanding anything to the contrary contained herein, fifty percent (50%) of the cost and expense associated with the removal and/or remediation of any Hazardous Materials and compliance with Environmental Requirements that are not the direct or indirect result of (i) any Hazardous Materials brought on or released by Landlord, its agents, employees, contractors or invitees (excluding other tenants of the Project) in violation of Environmental Requirements, (ii) Tenant Hazardous Materials or (iii) Pre-Existing Hazardous Materials shall be included as part of Operating Expenses pursuant to Paragraph 6 of this Lease, subject to an annual cap of $25,000 per year and an aggregate cap of $250,000 for the Lease Term.

31.    Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.    Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) monitor the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.    Force Majeure. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when resulting from or arising out of any foreseen or unforeseen causes beyond the reasonable control of Landlord including, but not limited to, strikes, lockouts, labor disputes, acts of God, inability or to obtain or shortages in labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, governmental orders or directives, delay in issuance of permits, inspections or approvals, utility company delays, enemy or hostile governmental action, civil commotion, inclement weather, fire or other casualty, pandemics, epidemics and wide-spread public health emergencies, eviction moratoria, and other causes beyond the reasonable control of Landlord or Tenant, as applicable (“Force Majeure”). In no event shall an event of Force Majeure excuse or delay any rental or insurance obligation of Tenant hereunder, or any obligation of Landlord to pay any sum of money pursuant to this Lease, including, without limitation, the Tenant Improvement Allowance pursuant to the Work Letter.

34.    Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.    Brokers. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers set forth in the Basic Lease Provisions above (the "Brokers"), and each party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. Landlord shall be responsible for the payment of a commission to Landlord's Broker in connection with this Lease pursuant to the terms and conditions of a separate written agreement between Landlord and Landlord's Broker. Any commission due Tenant's Broker shall be the responsibility of Landlord's Broker, not Landlord.

37.    Miscellaneous.

(a)    Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)    If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)    All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or electronic mail, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)    Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord shall not unreasonably withhold, condition or delay any consent or approval required by this Lease.

(e)    At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Tenant's sole cost and expense. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord's lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to attorneys, accountants, consultants or other advisors, (4) otherwise as reasonably necessary for the operation of the Project or administration of Landlord's business, or (5) if disclosure is required by any judicial or administrative order or ruling. The foregoing shall not apply as long as Tenant is a public company whose stock is trading over any nationally recognized stock exchange or NASDAQ.

(f)    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(g)    Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)    The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

(i)    Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)    Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or eight percent (8%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)    Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)    Time is of the essence as to the performance of every obligation under this Lease.

(m)    All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n)    In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys' fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys' fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment.

(o)    There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(p)    To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q)    Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant, subject to the provisions of Paragraph 17(a) above, will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(r)    Subject to Landlord's approval of the plans and specifications related thereto, which shall not be unreasonably withheld, conditioned, or delayed and subject to any Legal Requirements, Landlord shall permit Tenant to install and maintain at Tenant's sole expense a satellite dish and related equipment ("Antenna") on the roof of the Buildings in a location mutually acceptable to Landlord and Tenant, and subject to strict compliance with all applicable Legal Requirements. Tenant shall at all times own the Antenna. Landlord makes no warranties or representations to Tenant as to the permissibility of an Antenna on the roof of the Buildings under applicable Legal Requirements. Tenant shall be permitted to erect and maintain the Antenna for a term which will expire on the expiration or earlier termination of this Lease. Tenant shall be required to obtain all governmental permits, consents or authorizations necessary for the erection and operation of the Antenna. If installation of the Antenna requires any roof penetrations, Tenant shall use a contractor reasonably approved by Landlord and shall cause such work to be done in a manner that will preserve any roof warranty held by Landlord. Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove the Antenna and restore the point of attachment to a clean, sealed condition. In addition, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Legal Requirements and Landlord's reasonable policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(s)    Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(t)    Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant's failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(u)    Landlord may during the Lease Term construct, renovate, improve, alter, or modify (collectively, "Renovations") the Project, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures outside the Building, temporarily limit access to portions of the Project, including portions of the common areas, or perform work in the Building and common areas, which work may create noise, dust or leave debris in the Project and common areas. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages from Landlord. Landlord shall use commercially reasonable good faith efforts to minimize interference with Tenant’s use of or access to the Premises, the Outside Yard Area and Tenant’s parking areas in exercising Landlord’s rights set forth herein.

(v)    Tenant acknowledges and agrees that it is exclusively responsible for compliance with California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (known as Proposition 65) on the Premises, including but not limited to the Building. Tenant specifically agrees that it is responsible to determine whether the Premises require Proposition 65 warning(s), and when warning obligation(s) are triggered, Tenant must provide clear and reasonable Proposition 65 warnings to persons as provided in the Proposition 65 statutes and regulations. Both parties expressly acknowledge that Landlord is not responsible to assess the Premises for compliance with Proposition 65 or review the adequacy of warnings provided by Tenant. To the extent the Premises are leased to Tenant with Proposition 65 warnings already thereon, these warnings are not a representation by Landlord that the Premises are currently compliant with Proposition 65, and Tenant expressly agrees it retains responsibility to maintain, update, and supplement those warnings, as is necessary for compliance. Tenant agrees to indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from any alleged violation of Proposition 65 on the Premises.

(w)    Subject to Landlord's approval of the plans and specifications related thereto and subject further to the terms and conditions contained in Paragraph 12 above, which consent Landlord shall not unreasonably withhold, condition, or delay, and subject to any Legal Requirements (including without limitation the approval applicable design review committee[s] and/or owners association[s]), Tenant shall be entitled to install and fuel (including, without limitation, by diesel or gas) one (1) or more additional back up electrical generator(s) in the Premises (collectively, the "Generator") in a location to be mutually agreed upon by Landlord and Tenant, and (ii) Tenant's proprietary SOFC generators ("Bloom Boxes"). The Generator and Bloom Boxes shall be constructed by Tenant in accordance with plans and specifications approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), which plans shall include fencing and such curbing as is reasonably necessary to contain any fuel spill. The Generator shall be used only for periodic testing and in the event Tenant's primary electrical service is interrupted. The Generator and Bloom Boxes shall maintained at all times in good condition and repair and in compliance with Legal Requirements, including receipt of any applicable permit therefor, and in accordance with reasonable rules and regulations by Landlord from time to time. The Generator shall be used only for backup power, and may not be used as a primary power source, nor may it be used by any other occupant of the Project. Upon expiration or earlier termination of this Lease, Tenant shall remove the Generator and all Bloom Boxes and associated equipment and installations (if any), restore the pads for such Generators and Bloom Boxes to a clean, paved condition, and repair any damage caused by such removal.

(x)    If either Landlord or Tenant shall bring any action or legal proceeding to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees, court costs and experts' fees as may be fixed by an arbiter or the court.

38.    Modification. Should any current or prospective mortgagee or ground lessor for the Building or Project or the City of Fremont in connection with the City's approval of the Project require a modification of this Lease, which modification will not materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a written request therefor.

39.    INTENTIONALLY OMITTED.

40.    Limitation of Liability of Landlord's Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

41.    OFAC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

42.    Waiver. Tenant hereby agrees that any supervening event, whether foreseeable or unforeseeable, which makes the conduct of Tenant’s business from the Premises unprofitable, less profitable or more difficult, shall not excuse Tenant from timely paying any rent or other amount due from Tenant under this Lease.

43.    Easements; CC&R's. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions and other recorded matters, including, without limitation, certain Declaration of Covenants, Conditions, Restrictions and Easements for Pacific Commons South dated December 7, 2017 and recorded in the Official Records of Alameda County on January 19, 2018 as Instrument No. 2018010717, for the efficient operation of the Project, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the Permitted Use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) business days after receipt of written request of Landlord and failure to do so shall constitute a material breach of this Lease.

44.    Transportation Management. Landlord may develop a transportation systems management plan which seeks to reduce vehicular trips and to improve vehicle occupancy by encouraging employees to seek alternate transportation modes, such as carpooling, vanpooling, city bus service, bicycles, and motorcycles, among other methods. Other programs, such as flexible working hours or staggered shifts, also may be encouraged. Tenant agrees to cooperate with Landlord to the extent reasonably practicable to achieve the objectives of any applicable governmental authority, including participation in a transportation program at a level of participation consistent with the number of employees of Tenant. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building and/or Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

45.    INTENTIONALLY OMITTED

46.    Option to Extend. Landlord hereby grants to Tenant one (1) option to extend the Lease Term ("Option") for a period of seven (7) years ("Option Term") commencing upon the expiration of the initial Lease Term, upon each of the following conditions and terms:

(a)    Tenant shall give to Landlord, and Landlord shall actually receive, on a date which is at least twelve (12) months and not more than fifteen (15) months prior to the expiration date of the Lease Term, a written notice of Tenant's exercise of the Option (the "Option Notice"), time being of the essence. If the Option Notice is not timely so given and received, the Option shall automatically expire.

(b)    Tenant shall have no right to exercise the Option, notwithstanding any provision hereof to the contrary, (1) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to this Lease and continuing until the noncompliance alleged in said notice of default is cured, or (2) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant except as otherwise expressly set forth in this Lease) and continuing until the obligation is paid.

(c)    The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option because of the provisions of Paragraph 46(b) above.

(d)    All Option rights of Tenant under this Paragraph 46 shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, during the period commencing after such exercise and ending on the commencement date for the Option Term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant except as expressly set forth in this Lease), or (2) Tenant fails to commence to cure any other default under this Lease within ten (10) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion within thirty
(30) days after the date of such notice (provided, however, that Tenant shall not be in default hereunder if the default is not capable of cure within thirty (30) days but Tenant commences the cure within the thirty (30)- day period and thereafter diligently prosecutes the cure to completion)..

(e)    The Option is personal to the original Tenant named in this Lease (the "Original Tenant") and any Permitted Transferee which has assumed Tenant's obligations under this Lease and may be exercised only by the Original Tenant or Permitted Transferee which has assumed Tenant's obligations under this Lease while occupying the entire Premises without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Original Tenant or a Permitted Transferee which has assumed Tenant's obligations under this Lease. The Option is not assignable separate and apart from this Lease, nor may the Option be separated from this Lease in any manner, either by reservation or otherwise.

(f)    All of the terms and conditions of this Lease except where specifically modified by this Paragraph 46 or as otherwise stated to be applicable only to the initial Lease Term shall apply during any extended Lease Term.

(g)    The initial monthly Base Rent payable during the Option Term shall be equal to the greater of (i) then-current fair market rental value for similar industrial buildings in the Fremont/Silicon Valley industrial real estate submarket, and (ii) 103% of the monthly Base Rent in effect in the calendar month immediately preceding the commencement of the Option Term, and such Base Rent shall be subject to annual market escalations during the Option Term. The then-current fair market rental value shall be determined taking into consideration all relevant factors, including, without limitation, such factors as credit-worthiness of the Tenant, the duration of the term, any rental or other concessions such as improvement allowances granted, whether a broker’s commission or finder’s fee will be paid, responsibility for Operating Expenses, for an extended term , as follows:

(1)    Promptly following receipt by Landlord of Tenant's Option Notice, Landlord and Tenant shall negotiate in good faith to reach agreement on the Base Rent for the applicable Option Term, which Base Rent shall be set in accordance with the criteria described above. If Landlord and Tenant are able to agree on the Base Rent for the Option Term, Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent for such Option Term.

(2)    If the parties are unable to agree on the Base Rent for an Option Term within forty-five (45) days following Landlord's receipt of an Option Notice, then each party, at its cost and by giving notice to the other party, shall have ten (10) days within which to appoint a licensed commercial real estate broker with at least seven (7) years' experience in the in the market area in which the Premises are located, to determine and set the Base Rent for the Option Term at the then-current fair market rental value of the Premises based on rental values of direct leases of similar industrial buildings in the Fremont/Silicon Valley industrial real estate submarket (but not less than 103% of the monthly Base Rent payable during the month immediately preceding the Option Term) for a term equal to the Option Term. If a party does not appoint a broker within such ten (10) day period, the single broker appointed shall be the sole broker and shall set the Base Rent for the Option Term. If two brokers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Base Rent for the Option Term. If they are unable to agree within forty five (45) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two brokers are given to set the Base Rent for the Option Term. If they are unable to agree on the third broker, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the court of the county in which the Premises are located, for the selection of a third broker who meets the qualifications stated in this paragraph. Each of the parties shall bear the cost of its own broker and one- half (1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

(3)    Within twenty (20) days after the selection of the third broker, a majority of the brokers shall set the Base Rent for the applicable Option Term. If a majority of the brokers are unable to agree upon the Base Rent within the stipulated period of time, the two closest brokers shall be added together and their total divided by two, and the resulting quotient shall be the Base Rent for the Premises during the Option Term.

(h)        If the Base Rent for an Option Term has not been determined by the commencement date of the Option Term, then until such Base Rent is determined, Tenant shall pay Base Rent to Landlord at the rate of 103% of the Base Rent in effect immediately preceding the Option Term, and if the actual Base Rent for the Option Term is determined to be higher, then within fifteen (15) days after the determination of such higher Base Rent, Tenant shall pay to Landlord the difference for each month of the Option Term for which Base Rent has already become due.

47.    Counterparts and Electronic Signatures. This Lease may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, California’s Uniform Electronic Transaction Act [Cal. Civil Code § 1633.1, et seq.] or other applicable law) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signatures appear on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

LANDLORD:

PACIFIC COMMONS OWNER, LP,

TENANT:

BLOOM ENERGY CORPORATION,
a Delaware limited partnership

a Delaware corporation

By:    Fremont Industrial Partners GP, LLC, a Delaware limited liability company,

By:/s/ Shawn M. Soderberg     Name: Shawn M. Soderberg
its

By: /s/ Timur Tecimer
Timur Tecimer, Manager

Title:

EVP, General Counsel & Secretary

ADDENDUM 1

RULES AND REGULATIONS

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.Except as expressly set forth in the Lease, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.Except for licensed service animals (where access of the same is required by applicable Legal Requirements), no animals shall be allowed in the offices, halls, or corridors in the Project.

4.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will reasonably direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. Except as expressly set forth in the Lease, all parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.Tenant shall not wash or service any vehicles in or about the Premises or the Project.

9.Tenant shall maintain the Premises free from rodents, insects and other pests.

10.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

11.Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

12.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

13.    Except as expressly set forth in the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

14.    All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

15.    No auction, public or private, will be permitted on the Premises or the Project.

16.    No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

17.    The Premises shall not be used for lodging, sleeping or cooking or for any illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

18.    Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

19.    Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

20.    Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

21.    Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

22.    Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Laws.

EXHIBIT A

PREMISES

EXHIBIT A-1

PROJECT

EXHIBIT B

BASE BUILDING SPECIFICATIONS

[OMITTED]

EXHIBIT C

TENANT WORK LETTER

1.Definitions. As used in this Work Letter and in the Lease, the term "Tenant Improvements" shall mean only those improvements relating to the interior portion of the Premises, which are set forth on the Final Tenant Plans (as defined in Section 5(b) of this Work Letter). Landlord shall deliver the Premises to Tenant in its currently existing "as is" condition, without representation or warranty, except as otherwise expressly set forth in the Lease, and Tenant shall accept the Premises in such condition.

2.Completion of Tenant Improvements. Tenant shall use its reasonable and diligent efforts to cause the Contractor (as defined in Section 7 of this Work Letter) to complete the construction and installation of the Tenant Improvements in accordance with the terms of this Work Letter. Landlord acknowledges that Tenant shall construct the Tenant Improvements in two phases. Conceptually, Phase 1 of the Tenant Improvements shall consist of the following: the interior improvements for approximately 45,000 square feet to support the first two production lines as well as other assorted production equipment, no exterior improvements (the “Phase 1 Improvements”). Conceptually, Phase 2 of the Tenant Improvements shall consist of the following: the interior improvements for the remaining section of the building including general office space, additional restroom core(s), additional production lines and processes, as well as exterior equipment yard(s) to locate the assorted building system infrastructure (Chilled Water system, CDA, Liquid Nitrogen tank, Hydrogen tank, DI Water System, and RTO system (the “Phase
2 Improvements”). References herein to the “Tenant Improvements” shall mean, collectively, the Phase 1
Improvements and the Phase 2 Improvements.

3.Designation of Representatives. Tenant has designated Rick Patten (email: rick@facilicorp.com) as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord has designated Michael Johnson (email: mjohnson@omprop.com) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

4.Architect. Tenant shall engage the architect (the "Architect") with respect to the design and construction of the Tenant Improvements. Landlord reserves the right to retain a development consultant to assist Landlord in performing its obligations under this Work Letter and under the Lease. All costs associated with the Architect and any such development consultant shall be included within the cost of the Tenant Improvements.

5.Tenant Improvement Plans.

(a)Landlord and Tenant shall work with the Architect to develop a space plan and other information and proposed specifications for Phase 1 and Phase 2 of the Tenant Improvements (the "Preliminary Plans"). Landlord shall reasonably approve or disapprove the Preliminary Plans for each Phase within five (5) business days after receipt of same from the Architect. If Landlord reasonably disapproves of the Preliminary Plans for a Phase, Tenant shall resubmit the same to Landlord, and Landlord shall have three (3) business days to reasonably approve or disapprove of the same. This process shall be repeated until the Preliminary Plans for each Phase are ultimately approved by Landlord and Tenant.

(b)Following Landlord's approval of the Preliminary Plans for a Phase, Tenant shall cause the Architect and Tenant's designated engineers to prepare final plans and construction and engineering drawings for the Tenant Improvements for that Phase (the "Proposed Final Plans"). Within ten (10) business days of Landlord's receipt of the Proposed Final Plans for a Phase, Landlord shall either approve the same or specify proposed changes in writing. If Landlord disapproves of the Proposed Final Plans, Tenant shall revise such Proposed Final Plans within ten (10) business days after receipt of Landlord's disapproval and resubmit the revised Proposed Final Plans back to Landlord for Landlord's review. Thereafter, within ten (10) business days following receipt of same, Landlord will either approve or disapprove the Proposed Final Plans. This process shall be repeated until the Proposed Final Plans are ultimately approved by Landlord and Tenant such that they become Final Tenant Plans for the Phase at issue. The final working drawings, plans and specifications for the Phase 1 Improvements and the Phase 2 Improvements, as applicable, each as approved by Landlord and Tenant above, are hereinafter referred to as the

"Final Tenant Plans" or the "Final Plans" for the applicable Phase. Tenant shall submit the same to the City of Fremont and diligently pursue its receipt of all applicable building permits for each Phase. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Final Tenant Plans for a Phase may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

6.    Tenant's Agents.

a.Contractor. The general contractor to be engaged by Tenant for the construction of the Tenant Improvements shall be licensed and reasonably acceptable to Landlord ("Contractor"). Landlord hereby approves the following general contractors: [McLarney, Devcon and Novo].

b.Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

c.Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in a good and workmanlike manner, using only new materials, and in strict accordance with the Final Plans, Legal Requirements, and all permits, governmental approvals and conditions of approval (Tenant shall provide Landlord with copies of such permits and approvals prior to commencing construction of the Tenant Improvements); and (ii) Tenant shall abide by all commercially reasonable rules made by Landlord’s Project manager with respect to the use of loading docks, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

d.Warranties. Each of Tenant's Agents shall warrant to Tenant that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant agrees that Landlord shall have the benefit of all such guarantees available to Tenant and relating to the portions of the Premises that Landlord is responsible for maintaining. In furtherance of the foregoing, Tenant shall assign such warranties to Landlord on a nonexclusive basis to the extent such assignment is permitted and necessary in order to make any such warranties available to Landlord. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Premises that may be damaged or disturbed thereby. All such warranties as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract. If, despite the foregoing, Landlord is unable to directly enforce such warranties, then Tenant shall reasonably cooperate with Landlord to enforce such guarantees with respect to the portions of the Premises that Landlord is responsible for maintaining

e.Lien-Free Basis. Tenant's Contractor and Tenant's Agents shall perform all work on a lien-free basis. If a lien is filed or recorded against the Premises due to, or in any way associated with, the construction of the Tenant Improvements, then Section 28 of the Lease shall govern and control.

f.Insurance Requirements. All of Tenant's Agents shall comply with Section 9(a)(H) of the
Lease.

g.    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, Legal Requirements as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) Project material manufacturer's specifications.

h.    Inspection. Subject to the terms and conditions of the Lease including, without limitation, Paragraph 19 thereof, Landlord shall have the right to inspect the Tenant Improvements at all reasonable times during the course of the construction thereof, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements (which disapproval shall be limited to Tenant’s failure to complete the same in accordance with the terms of this Work Letter), Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord disapproves of any matter in connection with any portion of the Tenant Improvements and such matter is reasonably likely to cause imminent danger to persons or property, adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Premises, the structure or exterior appearance of the Premises and Tenant fails to commence to cure the same within five (5) business days of its receipt of Landlord’s written notice, then Landlord may take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the matter is corrected to Landlord’s reasonable satisfaction.

8.Construction of the Tenant Improvements. Tenant shall enter into a construction contract with Contractor ("Construction Contract") for the construction and installation of each Phase of the Tenant Improvements in accordance with the Final Plans for such Phase.

9.Payment for Cost of the Tenant Improvements.

(a)Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") for the work described on the Final Tenant Plans of up to a maximum amount of Two Million Four Hundred Sixty-Four Thousand Three Hundred Ninety-Five and No/100 Dollars ($2,464,395.00) (based on $15.00 per RSF of the Premises). Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that the Tenant Improvement Allowance shall be applied in its entirety to the Phase 1 Improvements, and that Tenant shall be responsible, at Tenant's sole cost and expense, of the entirety of the Phase 2 Improvements. Notwithstanding the foregoing to the contrary, in the event the Tenant Improvement Allowance exceeds the Cost of Tenant Improvements (as defined below) for the Phase 1 Improvements, any balance thereof shall be applied to the Cost of Tenant Improvements for the Phase 2 Improvements. If the Tenant Improvement Allowance exceeds the combined Cost of the Improvements for Phase 1 and Phase 2, Tenant shall not be entitled to such excess, but rather such excess funds shall belong to and be the sole property of Landlord. The Tenant Improvement Allowance is to be used only for the following costs (collectively, the "Cost of Tenant Improvements"):

(i)Payment of the cost of preparing the Preliminary Plans relative to the Tenant Improvements (including, without limitation, the Architect's fees and costs) and the Final Tenant Plans, including, without limitation, mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Tenant Plans.

(ii)The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii)The costs of construction of the Tenant Improvements as provided in the Final Tenant Plans, including without limitation, the following:

1.Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting and similar items;

2.All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

3.The furnishings, installation and screening of all HVAC units, duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the office portions of the Premises;

4.Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements, and all mechanical systems necessary for the operation of Tenant’s business in the Premises;

5.All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

6.All plumbing, fixtures, pipes and accessories necessary for the
Premises;

7.Testing and inspection costs; and

8.Fees for the Contractor and tenant improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements; and

(iv)    An administrative and supervision fee payable to Landlord in an amount equal to three percent (3%) of the Tenant Improvement Allowance.

In no event will the Tenant Improvement Allowance be used to pay for Tenant's moving expenses or for furniture, trade fixtures, equipment, telephone systems or any other item of personal property which are not affixed to the Premises. Any unused portion of the Tenant Improvement Allowance will not be refunded to Tenant, but rather shall be retained by Landlord.

For avoidance of doubt, the entire Tenant Improvement Allowance shall be paid by Landlord to Tenant during the construction of the Phase 1 Improvements (unless, upon completion of the Phase 1 Improvements, a balance remains, in which case the balance shall be applied to the Cost of the Improvements for the Phase 2 Improvements) in accordance with the provisions of Sections 9(c) below.

(b)    Costs in Excess of Tenant Improvement Allowance. The cost of each item referenced in Section 9(a) above shall be charged against the Tenant Improvement Allowance. Notwithstanding anything to the contrary contained in this Work Letter, if the Cost of Tenant Improvements exceeds the Tenant Improvement Allowance ("Excess Cost of Tenant Improvements"), Tenant shall be responsible for payment of such Excess Cost of Tenant Improvements.

(c)    Disbursement of Tenant Improvement Allowance. Payments of the Excess Cost of the Improvements shall be made on a pari passu basis with funding by Landlord of the Tenant Improvement Allowance in the respective proportions that Tenant Improvement Allowance and the Excess Cost of the Improvements bear to the expected total cost of the Tenant Improvements. Landlord shall pay the applicable portion of the Tenant Improvement Allowance pursuant to approved invoices with respect to costs related to the construction of the Tenant Improvement Allowance Items described above, up to but not in excess of the Tenant Improvement Allowance. In connection with the foregoing, not more than once each month Tenant shall deliver a request for payment to Landlord, and Landlord shall deliver a check to Tenant from the Tenant Improvement Allowance for Landlord’s pari passu share of requested amount (not to exceed the Tenant Improvement Allowance) within thirty

(30) days following the date that Landlord has received the following from Tenant, so long as, at the time of Tenant’s submission, there is no Event of Default under the Lease: (i) a description of the specific portion of the Tenant Improvements that has been completed, together with waivers of lien in accordance with California law and certificates of all subcontractors and materialmen covering all work and materials furnished in connection of with such portion of the Tenant Improvements that has been completed, and (ii) such invoices, contracts or other supporting data as Landlord may reasonably require, all in compliance with the construction and mechanics’ lien laws of the State of California. As a condition to each payment request, Landlord shall have the right to reasonably determine, within a reasonable period following receipt of the payment request, that (1) no substandard work exists which adversely affects the Building Systems or Building Structural Elements or the exterior appearance of the Premises, and (2) Tenant has completed all of the Tenant Improvements for the Phase at issue in substantial conformity with the Final Tenant Plans, all building permits issued in connection with the Tenant Improvements, all Legal Requirements and the terms and provisions of this Exhibit C. Within thirty (30) days after completion of the Phase 1 Improvements (or, if applicable, the Phase 2 Improvements), Tenant shall deliver to Landlord the following:
(a) a copy of a final or permanent (i.e. not temporary or conditional) certificate of occupancy (or local equivalent) for the Phase 1 Improvements and the Phase 2 Improvements, as applicable issued by the appropriate governmental authority; (b) a certificate of completion issued by Tenant's Architect or Tenant's Contractor, certifying that the applicable Phase of the Tenant Improvements has been completed in substantial conformity with the Final Tenant Plans for that Phase; (c) copies of paid invoices; (d) final, unconditional lien waivers, in accordance with applicable laws (including, without limitation, the appropriate provisions of California Civil Code Sections 8132-8138), from Tenant's general contractor and all subcontractors, materialmen and suppliers that have performed work or supplied materials in connection with the Tenant Improvements; and (e) copies of all applicable permits evidencing final approval and sign of the applicable Phase of the Tenant Improvements by the municipal building inspector(s). Further, within sixty (60) days following the conclusion of construction of each Phase of the Tenant Improvements Tenant shall cause the Contractor (A) to update the Final Tenant Plans for the applicable Phase as necessary to reflect all changes made to the Final Tenant Plans for such Phase during the course of construction, (B) to deliver to Landlord one (1) set of such as-built drawings (in .PDF form) for each Phase of the Tenant Improvements, (C) to deliver to Landlord a computer disk containing the Final Tenant Plans for each Phase in AutoCAD format; and (2) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the Tenant Improvements, equipment, and systems in the Premises. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease upon the expiration or earlier termination of the Lease; provided, however, Landlord reserves the right to require Tenant to remove all or any portion of the Tenant Improvements at the expiration or earlier termination of the Lease so long as Landlord so notifies Tenant at the time Landlord approves the Tenant Improvement(s) that removal will be required. Failure of Landlord to notify Tenant at the time that Landlord issues its consent that a Tenant Improvement must be removed shall mean that Tenant shall not be obligated to remove the Tenant Improvement at the expiration or earlier termination of the Lease. For avoidance of doubt, Landlord shall only be permitted to require removal of a Tenant Improvement if such Tenant Improvement is not a customary tenant improvement for general industrial and warehouse space used for manufacturing, assembly, storage, distribution and wholesale sales of products and merchandise and research and development.

10.    Notice of Completion. No fewer than ten (10) days prior to the anticipated date of completion of construction of the Tenant Improvements, Tenant shall provide Landlord with a Notice of Completion for Landlord's review and shall cause the same to be recorded in the office of the Recorder of the County in which the Premises is located, and shall furnish a copy thereof to Landlord upon such recordation. Tenant shall also, within ten (10) days following recordation of the Notice of Completion, provide a copy of the recorded Notice of Completion, pursuant to California Civil Code §8190, to (i) Contractor, (ii) Tenant's Agents, and (iii) any other claimant that has issued a preliminary notice in conjunction with the Tenant Improvements; and Tenant shall provide Landlord with evidence of proof of service to all such parties. If Tenant fails to perform any of the foregoing, without limiting any of the foregoing remedies contained herein or in the Lease, Landlord may do so as Tenant's agent for such purpose (at Tenant's sole cost and expense.

11    No Warranty. Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general. Tenant shall indemnify, defend and hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant's contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements where Tenant fails to cure such inadequate cleanup within a reasonable period of time after Tenant’s receipt of written notice from Landlord.

12.    Miscellaneous.

a.Coordination with Lease. Nothing herein contained shall be construed as constituting (i) Tenant as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord of any of the terms or provisions of the Lease. Any default by Tenant with respect to any portion of this Work Letter, shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of the Lease by Tenant.

b.Building Systems. Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work or life safety improvements installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

c.Approval of Plans. Landlord will not check Tenant drawings for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

d.Failure to Pay Tenant Improvement Allowance When Due. If Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance in accordance with the provisions of this Work Letter, then Tenant shall be entitled to deliver written notice (the "Payment Notice") to Landlord. If Landlord still fails to fulfill any such obligation within thirty (30) days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such thirty (30) day period explaining Landlord's reasons that Landlord in good faith believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord (the "Refusal Notice"), then Tenant shall be entitled to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by then next succeeding sentence, the undisputed amount so owed to Tenant) against Tenant's next obligations to pay Base Rent. Notwithstanding the foregoing, if Landlord delivers a Refusal Notice, then notwithstanding anything to the contrary contained herein, Tenant shall have no right whatsoever to withhold or offset any portion of the amount set forth in Tenant's Payment Notice, and Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice. However, if an Event of Default shall have occurred at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such Event of Default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant shall have no right to offset whatsoever, but Tenant may proceed to claim a default by Landlord under this Lease, and if elected by either Landlord or Tenant, the matter shall proceed to resolution by arbitration. If Tenant prevails in the arbitration proceeding, the amount of the award (which shall include interest at the Interest Rate until the date Tenant receives such amount by payment or offset and reasonable attorneys' fees and related costs) may be deducted by Tenant from Base Rent next due and owing under the Lease.

EXHIBIT D

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease with you as Tenant. After a lease is executed by you and Landlord (the “Lease”), on an annual basis in accordance with the provisions of Paragraph 30(a) of the Lease, you are to provide an update to the information initially provided by you in this Certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual Certificate provided by you thereafter will be maintained in confidence by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the Project in which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the Lease. Any questions regarding this Certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:

Name of (Prospective) Tenant: Bloom Energy Corporation

Mailing Address: 4353 North 1st Street, San Jose, CA 95134

Contact Person, Title and Telephone Number(s): Mike Hawkins, Facilities Manager

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises: 44408 Pacific Commons Blvd., Fremont, CA 94538

Length of (Prospective) Initial Term: August 1, 2021 through February 28, 2029

1.General Information:

Describe the initial proposed operations to take place in, on or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.Use, Storage and Disposal of Hazardous Materials

a.Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

If Yes is marked, please explain:

b.If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

▪Flammable liquid waste: 55 gallon drums every 2 months.

3.    Storage Tanks and Sumps

a.Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes [ x ]    No [    ]

If Yes, please explain:

4.    Waste Management

b.Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes [ x ]    No [    ]

If Yes, provide the number(s):

c.Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes [ x ]    No [    ]

If Yes, attach a copy of the most recent report filed.

5.    Wastewater Treatment and Discharge
d.Will your company discharge wastewater or other wastes to: no    storm drain?    no    sewer?
no    surface water?    no    no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

e.Will any such wastewater or waste be treated before discharge?

Yes [    ]    No [ x ]

If Yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.    Air Discharges

a.Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [ x ]    No [ ]

If Yes, please describe:

b.Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

     Spray booth(s)     x Incinerator(s)
     Dip tank(s)         x Other (please describe)
x    Drying oven(s)    No Equipment Requiring Air Permits

If Yes, please describe:

7.    Hazardous Materials Disclosures

c.Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [ x ]    No [    ]

If Yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

d.Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations, in on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [ x ]    No [    ]

If Yes, please explain:

8.    Enforcement Actions and Complaints

a.With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes [ x ]    No [ ]

If Yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 30(a) of the signed Lease.

b.Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes [ ]    No [ x ]

If Yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 30(a) of the Lease.

c.Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility(ies) with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes [    ]    No [x]

If Yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

9.    Permits and Licenses

a.Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Paragraph 30(a) of the Lease; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such Certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws: (i) the delivery of such Certificate to Landlord and/or Landlord’s acceptance of such Certificate, (ii) Landlord’s review and approval of such Certificate, (iii) Landlord’s failure to obtain such Certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders, agents and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the Term of the Lease, and any renewals thereof.

I, (print name)     , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this Certificate is true and correct.

(Prospective) Tenant:

    , a

By:     Name:     Title:     Date:

EXHIBIT E

PROJECT SIGNAGE CRITERIA

[OMITTED]

EXHIBIT F-1
CONTRACTOR RULES AND REGULATIONS
Any and all Alterations, improvements or additions performed by Tenant will be performed in accordance with this Exhibit F-1, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

1.    WORK APPROVAL

The general contractor (“Contractor”) and all subcontractors must be approved to conduct their trades in the jurisdiction in which the Building is located by any and all governmental entities with such authority. Tenant or Contractor must provide Landlord with names, addresses and phone numbers for all subcontractors prior to commencement of work by the subcontractor. Construction drawings must be approved by Landlord prior to the start of construction. All projects shall be reviewed for potential impact to reduction targets and environmental programs. An agent or representative of Contractor must be present on the site at all times when work is in process.

2.    INSURANCE

Prior to commencement of work, Contractor shall provide to Landlord a certificate of insurance in the form of an ACORD certificate with the approved limits of coverage and additional insureds as provided in Sections 21 and 22 of these rules and regulations.

3.    PERMITS

Permits and licenses necessary for the onset of all work shall be secured and paid for by Contractor and posted as required by applicable Law.

4.    INSPECTIONS

All inspections which must be performed by testing any or all of the life safety system, e.g., alarms, annunciator, voice activated, strobe lights, etc., must be performed prior to 7:00 a.m. or after 6:00 p.m., and the on-site engineer must be present. At least 48 hours’ notice must be provided to the Property Manager and the on-site engineer advising that an inspection has been requested.

5.    NON-CONSTRUCTION AREAS

Contractor shall take all necessary precautions to protect all areas outside of the work area and shall repair or replace damaged property without cost to Landlord.

6.    EROSION AND SEDIMENT CONTROL

Contractor agrees to provide a management plan prior to any exterior ground work being performed to prevent loss of soil during construction by stormwater runoff and/or wind erosion, including protecting topsoil by stockpiling for reuse, preventing sedimentation of storm sewer or receiving streams, and preventing pollution of the air with dust and particulate matter. Contractor shall log building operations and maintenance activity to ensure that the plan has been followed.

7.    GREEN BUILDINGS

Contractor agrees to incorporate Sustainability Standards into the preparation of the Plans and Specifications, including, without limitation, those “Energy and Sustainability Construction Guidelines and Requirements” attached hereto as Exhibit F-2, when such compliance will not cause a material increase in Construction Costs.

8.    WATER AND ELECTRICITY

Sources of water and electricity will be furnished to Contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc. “Reasonable quantities” will be determined on a case- by-case basis, but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use upon taking occupancy. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

9.    DEMOLITION AND DUSTY WORK

Demolition of an area in excess of 100 square feet must be performed before 7:00 a.m. or after 6:00 p.m. Contractor shall notify the Building engineer’s office at least one full business day prior to commencement of extremely dusty work (sheet rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment. Failure to make such notification will result in Contractor incurring the costs to return the equipment to its proper condition. All lights must be covered during high dust construction due to a plenum return air system.

10.    CONSTRUCTION MANAGEMENT PLAN FOR INDOOR AIR QUALITY

Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows:

▪During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.
▪Protect stored on-site or installed absorptive materials from moisture damage.
▪If air handlers must be used during construction, use filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 at each return air grill, as determined by ASHRAE 52.2-1999.
▪Replace all filtration media immediately prior to occupancy.
▪Make every reasonable effort to minimize the off-gassing of volatile organic compounds used in construction materials within the Building. Efforts may include the use of no- and low-VOC products and materials, allowing products to off-gas before being brought into the Building, and flushing out the space with outside air or air purifiers.

11.    WATER USE EFFICIENCY

Contractor agrees to comply with the following:

▪Maintain maximum fixture water efficiency within the Building to reduce the burden on potable water supply and wastewater systems.
▪Keep fire systems, domestic water systems, and landscape irrigation systems as separate systems to be maintained and metered separately. Modifications to the water systems must maintain the integrity of these three systems.
▪Submeter process water used directly by tenant and for the sole benefit of tenant.
▪Irrigation lines are not to be connected to domestic supply lines.
12.    REMOVAL OF WASTE MATERIALS

Any and all existing building materials removed and not reused in the construction shall be disposed of by Contractor as waste or unwanted materials, unless otherwise directed by the Property Manager. Contractor shall comply with all Laws and Landlord’s waste and recycling practices. Contractor shall at all times keep areas outside the work area free from waste material, rubbish and debris and shall remove waste materials from the Building on a daily basis.

13.    CLEANUP

Upon construction completion, Contractor shall remove all debris and surplus material and thoroughly clean the work area and any common areas impacted by the work.

14.    HOUSEKEEPING PRACTICES

Contractor agrees to comply with Landlord’s cleaning and maintenance practices.

15.    MATERIAL SAFETY DATA SHEETS (MSDS)

Contractor agrees to provide the Property Manager with at least 72 hours’ advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets.

16.    WORKING HOURS

Standard construction hours are 6:30 a.m. - 5:00 p.m. The Building engineer must be notified at least two full business days in advance of any work that may disrupt normal business operations, e.g., drilling or cutting of the concrete floor slab. The Property Manager reserves the right to determine what construction work is considered inappropriate for normal business hours. Work performed after standard construction hours requires an on-site engineer, who shall be billed at the then overtime rate, payable by Contractor.

17.    WORKER CONDUCT

Contractor and subcontractors are to use care and consideration for others in the Building when using any public areas. No abusive language or actions on the part of the workers will be tolerated. It will be the responsibility of Contractor to enforce this regulation on a day-to-day basis. Contractor and subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other tenants. No sleeveless shirts are allowed. Long pants and proper work shoes are required. All workers must wear company identification.

18.    CONSTRUCTION INSPECTIONS

Contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions. Upon completion of work, if necessary, Contractor shall return these areas to the same condition in which they were originally viewed. Any damage caused by Contractor shall be corrected at its sole cost.

19.    SIGNAGE

Contractor or subcontractor signage may not be displayed in areas of the Building visible from the exterior of the Premises.

20.    POSTING OF RULES AND REGULATIONS

A copy of these rules and regulations must be posted on the job site in a manner allowing easy access by all workers. It is Contractor’s responsibility to instruct all workers, including subcontractors, to familiarize themselves with these rules and regulations.

21.    INSURANCE REQUIREMENTS

Contractor will provide and maintain at its own expense the following minimum insurance:

(a)Commercial General Liability insurance on an occurrence basis in amounts not less than
$2,000,000 ($1,000,000 of which may be in excess umbrella coverage) naming Landlord, the Property Manager and

Invesco Advisers, Inc. as additional insureds for ongoing and completed operations using ISO Forms CG 2010 04/13 and CG 2037 04/13 (or other equivalent forms approved in writing by Landlord).

a.Workers’ compensation insurance in amounts required by statute and employer’s liability coverage with limits of not less than $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease.

b.Business Automobile Liability insurance (including owned, non-owned and hired automobiles) on an occurrence basis naming Landlord, the Property Manager and Invesco Advisers, Inc. as additional insureds with limits not less than:

Bodily Injury    $1,000,000 each person
$1,000,000 each accident
Property Damage    $1,000,000 each accident

c.Umbrella/Excess Liability with limits of not less than $5,000,000 per occurrence in excess of (a-c) above for work considered high hazard in accordance with Invesco Advisers, Inc.’s industry risk matrix (a copy of which is available upon request).

22.    CERTIFICATE OF INSURANCE

NAMED INSUREDS:    OWNER, THE PROPERTY MANAGER FOR OWNER,
INVESCO ADVISERS, INC., AND ANY MORTGAGEE AND/OR GROUND LESSOR OF THE BUILDING AND/OR THE LAND

Certificates of Insurance in the form of an ACORD 25-S certificate evidencing the required coverages and naming the additional insureds as stated MUST be furnished thirty (30) days prior to starting the contract work. Each certificate will contain a provision that no cancellation or material change in the policies will be effective except upon thirty (30) days’ prior written notice.

23.    EMERGENCY PROCEDURES

In case of an emergency, Contractor shall call the police/fire department and/or medical services, followed immediately by a call to the Property Manager.

24.    DELIVERIES

At no time will the Building staff accept deliveries on behalf of Contractor or any subcontractor.

25.    CHANGES

THESE CONTRACTOR RULES AND REGULATIONS ARE SUBJECT TO CHANGE AND ARE NOT LIMITED TO WHAT IS CONTAINED HEREIN. LANDLORD AND THE PROPERTY MANAGER RESERVE THE RIGHT TO IMPLEMENT ADDITIONAL RULES AND REGULATIONS AS MAY BE PRUDENT BASED ON EACH INDIVIDUAL PROJECT.

EXHIBIT F-2

ENERGY AND SUSTAINABILITY CONSTRUCTION GUIDELINES AND REQUIREMENTS

Any and all Alterations, improvements, or additions performed by Tenant will be performed in accordance with this Exhibit F-2, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

HVAC Equipment

▪Tenant-installed HVAC and refrigeration equipment and fire suppression systems shall not contain CFCs.
▪Ensure tenant-installed HVAC systems tie into the Building’s Building Automation System.
▪Avoid the installation of HVAC and refrigeration equipment containing HCFCs when reasonable.
Appliances and Equipment

Install only ENERGY STAR-certified appliances. Recommend the use of ENERGY STAR-certified office equipment, electronics and commercial food service equipment in all instances where such product is available.

Plumbing

Install only new plumbing fixtures that meet the following:

▪Lavatory faucets: 0.5 gallons per minute (GPM) tamper-proof aerators
▪Pantry/Kitchenette faucets: 1.5 GPM tamper-proof aerators
▪Water closets: 1.28 gallons per flush (GPF)
▪Urinals: 0.125 GPF
▪Showerheads: Meet the requirements of EPA WaterSense-labeled products
▪Commercial Pre-rinse Spray valves (for food service applications): 1.6 or less GPM
Lighting

▪Recommend lighting loads do not exceed ASHRAE/IES Standard 90.1-2010. For example, the Maximum Lighting Power Density for office use is 0.9 watts per square foot; warehouse is 0.66 watts per square foot.

▪If the Premises contains regularly occupied office spaces, at a minimum, install occupancy/vacancy sensors with manual override capability in all regularly occupied office spaces. Lighting controls shall be tested prior to occupancy to ensure that control elements are calibrated, adjusted and in proper working condition to achieve optimal energy efficiency.

▪Recommend installation of daylight-responsive controls in all regularly occupied office spaces within 15 feet of windows.

Data Center within the Premises

Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(1)Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(2)Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default under the Lease, Tenant shall be obligated to pay to Landlord the Late Reporting Fee referenced in the Lease.

Building Materials

▪Architect and general contractor shall endeavor to specify low-VOC paints, coatings, primers, adhesives, sealants, sealant primers, coatings, stains, finishes and the like. Suggested VOC limits are at the end of this document.
▪Architect and general contractor shall endeavor to specify materials that meet the following criteria:
•Harvested and processed or extracted and processed within a 500-mile radius of the project site.
•Contain at least 10% post-consumer or 20% pre-consumer materials.
•Contain material salvaged from offsite or on-site.
•Contain rapidly renewable material.
•Made of wood-based materials, excluding movable furniture, certified as harvested from sustainable sources, specifically Forest Stewardship Council (FSC)-certified wood.
•Carpet meeting or exceeding the requirements of the CRI Green Label Plus Testing Program and recyclable where available.
•Carpet cushion meeting or exceeding the requirements of the CRI Green Label Testing Program.
•Preferably, at least 25% of the hard surface flooring (not carpet) will be FloorScore-certified.
•Composite wood or agrifiber products shall contain no added urea-formaldehyde resins.

Contractor Practices

▪General Contractor shall implement the Building’s Waste Management Plan to reuse, recycle and salvage building materials and waste during both demolition and construction phases.
▪General Contractor shall implement appropriate Indoor Air Quality Protocols for construction activity.
Resources

For actual regulations, rules and standards visit:

SCAQMD BAAQMD
Green Seal

SCAQMD VOC Limits—January 7, 2005

Architectural Coatings	VOC Limit [g/L less water]
Clear Wood Finishes - Varnish	350
Clear Wood Finishes - Lacquer	550
Waterproofing Sealers	250
Sanding Sealers	275
All Other Sealers	200
Shellacs - Clear	730
Shellacs - Pigmented	550
All Stains	250

Architectural Applications	VOC [g/L water]	Limit less	Specialty Applications	VOC Limit [g/L less water]
Indoor Carpet Adhesives	50		PVC Welding	510
Carpet Pad Adhesives	50		CPVC Welding	490
Wood Flooring Adhesives	100		ABS Welding	325
Rubber Floor Adhesives	60		Plastic Cement Welding	250
Subfloor Adhesives	50		Adhesive Primer for Plastic	550
Ceramic Tile Adhesives	65		Contact Adhesive	80
VCT & Asphalt Adhesives	50		Special Purpose Contact Adhesive	250
Drywall & Panel Adhesives	50		Structural Wood Member Adhesive 140
Cover Base Adhesives	50		Sheet Applied Rubber Lining Operations	850
Multipurpose Construction Adhesives	70		Top & Trim Adhesive	250
Structural Glazing Adhesives	100
Single-Ply Roof Membrane Adhesives	250

Substrate Specific Applications	VOC [g/L water]	Limit less	Sealants	VOC Limit [g/L less water]
Metal to Metal	30		Architectural	250
Plastic Foams	50		Nonmembrane Roof	300
Porous Material (except wood)	50		Roadway	250
Wood	30		Single-Ply Roof Membrane	450
Fiberglass	80		Other	420

Sealant Primers	VOC [g/L water]	Limit less
Architectural Non Porous	250
Architectural Porous	775
Other	750

Green Seal Standard VOC Limits—October 19, 2000

Paints	VOC Limit (g/L less water)
Flat	50
Non-flat	150
Anti-corrosive/anti-rust	250

Aerosol Adhesives	VOC Weight (g/L minus water)
General Purpose Mist Spray	65% VOCs by weight
General Purpose Mist Spray	55% VOCs by weight
Special Purpose Aerosol Adhesives (all types)	70% VOCs by weight

BAAQMD VOC Limits—August 2001

Architectural			VOC Limit [g/L less water]		Specialty Applications		VOC [g/L water]	Limit less
Indoor Floor Covering Installation			150		Computer Diskette Manufacturing	Jacket	850
Multipurpose Construction			200		ABS Welding		400
Nonmembrane Roof Installation/Repair			300		CPVC Welding		490
Outdoor Floor Covering Installation			250		PVC Welding		510
Single-Ply Installation/Repair	Roof	Material	250		Other Plastic Welding		500
Structural Glazing			100		Thin Metal Laminating		780
Ceramic Tile Installation			130		Tire Retread		100
Cove Base Installation			150		Rubber Vulcanization Bonding		850
Perimeter Bonded Sheet Vinyl Flooring			660		Waterproof Resorcinol Glue		170
					Immersible Product Manufacturing		650
					Top and Trim Installation		540

Adhesive Primers			VOC [g/L water]	Limit less	Contact Bond Adhesives		VOC [g/L water]	Limit less
Automotive Glass Primer			700		Contact Bond Adhesive		250
Pavement Marking Tape Primer			150		Contact Bond Adhesive – Special Substrates		400
Plastic Welding Primer			650
Other			250

Adhesive Projects			VOC [g/L water]	Limit less	Sealants		VOC [g/L water]	Limit less
Metal			30		Architectural		250
Porous Materials			120		Marine Deck		760
Wood			120		Roadways		250
Pre-formed Rubber Products			250		Single-Ply Roof Installation/Repair	Material	450
All Other Substrates			250		Nonmembrane Installation/Repair	Roof	300
					Other		420

					Sealant Primers		VOC [g/L water]	Limit less
					Architectural – Nonporous		250
					Architectural – Porous		775
					Other		750

EXHIBIT G

FORM OF LETTER OF CREDIT
[OMITTED]

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EXHIBIT H

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[OMITTED]